                                                                   EXHIBIT 10.10



         CREDIT AGREEMENT



                           Dated as of March 31, 2000


                                      among

                              BARGO ENERGY COMPANY
                                  as Borrower,


                              CHASE BANK OF TEXAS,
                              NATIONAL ASSOCIATION,
                            as Administrative Agent,

                             BANKERS TRUST COMPANY,
                              as Syndication Agent,

                          THE LENDERS SIGNATORY HERETO

                              CHASE SECURITIES INC.
                                       and
                            DEUTSCHE BANC ALEX.BROWN,
                                  as Arrangers

                                TABLE OF CONTENTS


                                                                                Page
                                                                                ----
     Section   1.01     Terms Defined Above                                        1
     Section   1.02     Certain Defined Terms                                      1
     Section   1.03     Accounting Terms and Determinations                       16
     Section   1.04     Classes and Types of Loans                                17
     Section   2.01     Loans and Letters of Credit                               17
     Section   2.02     Borrowings, Continuations and Conversions,
                        Letters of Credit                                         18
     Section   2.03     Changes of Revolving Credit Commitments                   19
     Section   2.04     Fees                                                      20
     Section   2.05     Several Obligations                                       20
     Section   2.06     Notes                                                     20
     Section   2.07     Prepayments                                               21
     Section   2.08     Borrowing Base                                            22
     Section   2.09     Assumption of Risks                                       23
     Section   2.10     Obligation to Reimburse and to Prepay                     24
     Section   2.11     Lending Offices                                           25
     Section   3.01     Repayment of Loans                                        25
     Section   3.02     Interest                                                  26
     Section   3.03     Right to Demand Equity Offering                           27
     Section   4.01     Payments                                                  27
     Section   4.02     Pro Rata Treatment                                        28
     Section   4.03     Computations                                              28
     Section   4.04     Non-receipt of Funds by the Administrative Agent          28
     Section   4.05     Set-off, Sharing of Payments, Etc.                        29
     Section   4.06     Taxes                                                     29
     Section   4.07     Disposition of Proceeds                                   32
     Section   4.08     Application of Funds; Priorities and Subordination        32
     Section   5.01     Additional Costs                                          33
     Section   5.02     Limitation on Eurodollar Loans                            35
     Section   5.03     Illegality                                                35
     Section   5.04     Base Rate Loans Pursuant to Sections 5.01,                35
                        5.02 and 5.03
     Section   5.05     Compensation                                              35
     Section   5.06     Replacement Lenders.                                      36
     Section   6.01     Initial Funding                                           37
     Section   6.02     Initial and Subsequent Loans and Letters of Credit        40

                                                                                Page
                                                                                ----
     Section   7.01     Existence                                                 40
     Section   7.02     Financial Condition                                       40
     Section   7.03     Litigation                                                41
     Section   7.04     No Breach                                                 41
     Section   7.05     Authority                                                 41
     Section   7.06     Approvals                                                 42
     Section   7.07     Use of Loans                                              42
     Section   7.08     ERISA                                                     42
     Section   7.09     Taxes                                                     43
     Section   7.10     Titles, etc.                                              43
     Section   7.11     No Material Misstatements                                 44
     Section   7.12     Investment Company Act                                    44
     Section   7.13     Public Utility Holding Company Act                        44
     Section   7.14     Subsidiaries                                              44
     Section   7.15     Location of Business and Offices                          44
     Section   7.16     Defaults                                                  44
     Section   7.17     Environmental Matters                                     44
     Section   7.18     Compliance with the Law                                   45
     Section   7.19     Insurance                                                 46
     Section   7.20     Hedging Agreements                                        46
     Section   7.21     Restriction on Liens                                      46
     Section   7.22     Material Agreements                                       46
     Section   7.23     Gas Imbalances                                            47
     Section   7.24     Acquisition and Approved Securities                       47
     Section   7.25     Marketing of Production                                   47
     Section   7.26     Material Personal Property                                47
     Section   7.27     Intellectual Property                                     47
     Section   8.01     Reporting Requirements                                    48
     Section   8.02     Litigation                                                50
     Section   8.03     Maintenance, Etc.                                         50
     Section   8.04     Environmental Matters                                     51
     Section   8.05     Further Assurances                                        52
     Section   8.06     Performance of Obligations                                52
     Section   8.07     Reserve Reports                                           52
     Section   8.08     Title Information                                         53
     Section   8.09     Additional Collateral                                     53
     Section   8.10     ERISA Information and Compliance                          54
     Section   8.11     Hedging Agreements                                        55
     Section   8.12     Approved Securities                                       55
     Section   9.01     Financial Covenants                                       55
     Section   9.02     Debt                                                      55
     Section   9.03     Liens                                                     56
     Section   9.04     Dividends, Distributions and Redemptions;
                        Repayment of Term Loans                                   56
     Section   9.05     Investments, Loans and Advances                           57
     Section   9.06     Sales and Leasebacks                                      57
     Section   9.07     Nature of Business                                        57

                                                                                Page
                                                                                ----
     Section   9.08     Limitation on Leases                                      58
     Section   9.09     Proceeds of Notes                                         58
     Section   9.10     ERISA Compliance                                          58
     Section   9.11     Sale or Discount of Receivables                           59
     Section   9.12     Mergers, Etc.                                             58
     Section   9.13     Sale of Oil and Gas Properties                            59
     Section   9.14     Environmental Matters                                     59
     Section   9.15     Transactions with Affiliates                              60
     Section   9.16     Subsidiaries                                              60
     Section   9.17     Negative Pledge Agreements                                60
     Section   9.18     Gas Imbalances, Take-or-Pay or Other Prepayments          60
     Section   9.19     Accounts                                                  60
     Section   9.20     Hedging Agreements                                        60
     Section   9.22     Acquisition Documents                                     61
     Section   10.01    Events of Default                                         61
     Section   10.02    Remedies                                                  63
     Section   11.01    Appointment, Powers and Immunities                        64
     Section   11.02    Reliance by Administrative Agent                          64
     Section   11.03    Defaults                                                  64
     Section   11.04    Rights as a Lender                                        64
     Section   11.05    INDEMNIFICATION                                           65
     Section   11.06    Non-Reliance on the Agents, Arrangers and other Lenders   65
     Section   11.07    Action by Administrative Agent                            65
     Section   11.08    Resignation or Removal of Agent                           66
     Section   11.09    Syndication Agent and Arrangers.                          66
     Section   12.01    Waiver                                                    66
     Section   12.02    Notices                                                   66
     Section   12.03    Payment of Expenses, Indemnities, etc                     66
     Section   12.04    Amendments, Etc.                                          68
     Section   12.05    Successors and Assigns                                    69
     Section   12.06    Assignments and Participations                            69
     Section   12.07    Invalidity                                                70
     Section   12.08    Counterparts                                              70
     Section   12.09    References                                                70
     Section   12.10    Survival                                                  70
     Section   12.11    Captions                                                  70
     Section   12.12    NO ORAL AGREEMENTS                                        71
     Section   12.13    GOVERNING LAW; SUBMISSION TO JURISDICTION                 71
     Section   12.14    Interest                                                  71
     Section   12.15    Confidentiality                                           72
     Section   12.16    EXCUPLATION PROVISIONS                                    73

Annex I           - List of Maximum Credit Amounts and Term Loans
Exhibit A-1       - Form of Revolving Credit Note
Exhibit A-2       - Form of Tranche A Term Loan Note
Exhibit A-3       - Form of Tranche B Term Loan Note
Exhibit B         - Form of Borrowing, Continuation and Conversion Request
Exhibit C         - Form of Compliance Certificate
Exhibit D-1       - Form of Legal Opinion of Haynes & Boone, L.L.P.
Exhibit D-2       - Form of Local Counsel Opinion
Exhibit E         - List of Security Instruments
Exhibit F         - Form of Assignment Agreement
Exhibit G         - Terms of Subordination of Term Loans
Exhibit H         - Form of Certificate of Designation

Schedule 7.02     - Liabilities
Schedule 7.03     - Litigation
Schedule 7.09     - Taxes
Schedule 7.10     - Titles, etc.
Schedule 7.14     - Subsidiaries and Partnerships
Schedule 7.17     - ENVIRONMENTAL MATTERS
Schedule 7.19     - Insurance
Schedule 7.20     - Hedging Agreements
Schedule 7.22     - Material Agreements
Schedule 7.23     - Gas Imbalances
Schedule 7.25     - Marketing Contracts
Schedule 9.02     - Debt
Schedule 9.03     - Liens
Schedule 9.05     - Investments, Loans and Advances

         THIS CREDIT AGREEMENT dated as of March __, 2000, is among: BARGO ENERGY COMPANY, a corporation formed under the laws of the State of Texas (the "Borrower"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (in its individual capacity, "Chase"), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"); BANKERS TRUST COMPANY (in its individual capacity, "BTC"), as syndication agent for the Lenders (in such capacity, together with its successors in such capacity, the "Syndication Agent"); CHASE SECURITIES, INC. and DEUTSCHE BANC ALEX.BROWN, as arrangers (as "Arrangers").

                                 R E C I T A L S

     A. The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower; and

     B. The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

     C. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

                                    ARTICLE I
                       Definitions and Accounting Matters


     Section 1.01 Terms Defined Above. As used in this Agreement, the terms "Administrative Agent," "Borrower," "Chase," "Lender", "Lenders" and "Syndication Agent" shall have the meanings indicated above.

     Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

     "Acquisition" shall mean purchase by BPC of the Acquisition Properties for approximately $161,000,000 before adjustments pursuant to the Acquisition Documents.

     "Acquisition Documents" shall mean those certain Purchase and Sale Agreements dated February 22, 2000, but effective as of January 1, 2000, between BPC and each of Texaco Exploration & Production Inc., McFarland Energy, Inc., and Four Star Oil & Gas Company and any other agreements, instruments and documents executed in connection with the Acquisition.

     "Acquisition Properties" shall mean the Oil and Gas Properties and other Properties acquired by BPC pursuant to the Acquisition Documents, referred to as the East Texas Package, the Permian Basin Package and the Mid Continent Package.

     "Additional Costs" shall have the meaning assigned such term in Section 5.01(a).

     "Affected Loans" shall have the meaning assigned such term in Section 5.04.

     "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person that owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

     "Agents" shall mean collectively the Administrative Agent and the Syndication Agent; and "Agent" shall mean either the Administrative Agent or the Syndication Agent, as the context requires.

     "Aggregate Commitments" at any time shall equal the sum of the Aggregate Revolving Credit Commitments and the Aggregate Term Commitments.

     "Aggregate Maximum Credit Amounts" at any time shall equal the sum of the Maximum Credit Amounts of the Lenders, as the same may be reduced pursuant to
Section 2.03(b).

     "Aggregate Revolving Credit Commitments" at any time shall equal the amount calculated in accordance with Section 2.03.

     "Aggregate Term Commitments" at any time shall equal the sum of the Term Commitments of the Lenders.

     "Agreement" shall mean this Credit Agreement, as the same may from time to time be amended or supplemented.

     "Applicable Lending Office" shall mean, for each Lender and for each Type and Class of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type and Class of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type and Class are to be made and maintained.

     "Applicable Margin" shall mean:

     (a) in respect of Revolving Credit Loans, the following rate per annum as applicable based on the Borrowing Base Utilization Percentage in effect from time to time:

         --------------------- ----------------- ------------------ -------------------- -------------------
         Borrowing             Less than         Equal to or        Greater than         Greater than
         Base                  30%               greater than       or equal to          or equal to%
         Utilization                             30% but less       60% or less          90%
         Percentage                              than 60%           than 90%
         --------------------- ----------------- ------------------ -------------------- -------------------
         Eurodollar                 1.50%              1.75%               2.00%               2.25%
         --------------------- ----------------- ------------------ -------------------- -------------------
         Base Rate                  0.00%              0.25%               0.50%               0.75%
         --------------------- ----------------- ------------------ -------------------- -------------------

with each change in the Applicable Margin resulting from a change in the Borrowing Base Utilization Percentage taking effect at the time of such change in the Borrowing Base Utilization Percentage, provided, however, that:

     (i) if at any time, the Borrower fails to deliver the Reserve Reports pursuant to Section 8.07(a) on or prior to the date required for such delivery thereunder, then the "Applicable Margin" for each Class of Loans shall mean 0.75% per annum with respect to Base Rate Loans and 2.25% per annum with respect to Eurodollar Loans; and

     (ii) while any amounts in respect of the Term Loans are outstanding, the "Applicable Margin" for each all Revolving Credit Loans shall mean 1% per annum with respect to Base Rate Loans and 2.50% per annum with respect to Eurodollar Loans.

     (b) in respect of Term Loans, the following rate per annum as applicable:

     (i) prior to Tranche A Equity Subscription Date, 2.00% with respect to Base Rate Loans and 3.50% with respect to Eurodollar Loans; and

     (ii) from and after to Tranche A Equity Subscription Date until all Term Loans are paid in full, 3.00% with respect to Base Rate Loans; and 4.50% with respect to Eurodollar Loans.

     "Approved Securities" shall mean 45,000 Units.

     "Approved Securities Purchase Documents" shall mean (i) the Escrow Agreement, (ii) the Approved Securities, (iii) the Securities Purchase Agreement executed by each Equity Investor, and (iv) any other documents or instruments executed in connection therewith, as each is amended from time to time subject to Section 9.21.

     "Assignment" shall have the meaning assigned such term in Section 12.06(b).

     "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or (ii) the Prime Rate determined by the Administrative Agent from time to time. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

     "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

     "Borrowing Base" shall mean at any time an amount equal to the amount determined in accordance with Section 2.08.

     "Borrowing Base Utilization Percentage" shall mean, as of any day, the fraction expressed as a percentage, the numerator of which is the balance of all Revolving Credit Loans and the LC Exposure outstanding on such day, and the denominator of which is the Borrowing Base in effect on such day.

     "BPC" shall mean Bargo Petroleum Corporation, a Texas corporation and Wholly-Owned Subsidiary of the Borrower.

     "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in Houston, Texas; and if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Capital Leases" shall mean, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of Person liable (whether contingent or otherwise) for the payment of rent thereunder.

     "Class" shall have the meaning assigned to such term in Section 1.04.

     "Closing Date" shall mean the date of this Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

     "Commitment" shall mean, in respect of any Lender, the sum of its obligation in respect of its Revolving Credit Commitment, if any, and its Term Loan Commitment, if any.

     "Consolidated Net Income" shall mean with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets; and provided further, that for each of the first three fiscal quarters of the Borrower following the Closing Date, "Consolidated Net Income" shall be annualized as follows: (i) for the four quarter period ending June 30, 2000, Consolidated Net Income shall be deemed to be an amount equal to Consolidated Net Income for the three month period ending on June 30, 2000 multiplied by four; (ii) for the four quarter period ending September 30, 2000, Consolidated Net Income shall be deemed to be an amount equal to Consolidated Net Income for the six month period ending on such date multiplied by two; and (iii) for the four quarter period ending December 31, 2000; Consolidated Net Income shall be deemed to be an amount equal to Consolidated Net Income for the nine month period ending on such dated multiplied by 1.33.

     "Consolidated Subsidiaries" shall mean each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

     "Debt" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under Capital Leases; (v) all obligations under Synthetic Leases; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person;
(vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (ix) obligations to deliver goods or services including

Hydrocarbons in consideration of advance payments; (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (xi) any preferred or other capital stock or equity interest of such Person in which such Person has a mandatory obligation to redeem such stock or equity interest; (xii) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement; and (xiii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment.

     "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "EBITDAX" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes, depreciation, depletion and amortization, minus all noncash income added to Consolidated Net Income and all exploration expenses in such period.

     "EnCap Group" shall mean Energy Capital Investment Company PLC, EnCap Energy Capital Fund III-B, L.P., BOCP Energy Partners, L.P., and EnCap Energy Capital Fund III, L.P.

     "Engineering Reports" shall have the meaning assigned such term in Section 2.08(c).

     "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance,"

"release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

     "Eos Group" shall mean Eos Partners, L.P., Eos Partners SBIC, L.P., and Eos Partners SBIC II, L.P.

     "Equity Investors" shall mean: (a) as to the Tranche A Term Loans and Tranche A Term Loan Notes, the following entities on a several basis equal to applicable percentage indicated of the Tranche A Term Loan Commitment: (i) the EnCap Group (30%), (ii) Kayne Anderson Energy Fund, L.P. (20%), (iii) BancAmerica Capital Investors SBIC I., L.P., (30%), (iv) the Eos Group (10%),(v) SGC Partners (10%) and (vi) any Affiliates, successor or assigns of the foregoing; and (b) as to the Tranche B Term Loans and the Tranche B Term Loan Notes, BTC and its Affiliates.

     "Equity Offering" shall mean a primary offering, whether public or private, of shares of common stock or preferred stock of the Borrower or of debt instruments convertible into any such shares; provided that the Equity Undertakings and the transactions contemplated by the Approved Securities Purchase Documents shall not be considered to be "Equity Offerings".

     "Equity Undertakings" shall mean: (a) as to the Tranche A Term Loans and the Tranche A Term Loan Notes, the obligation of the Equity Investors in respect thereof to purchase on the Tranche A Equity Subscription Date Units, on a several basis, for cash consideration equal to their applicable committed percentage of the Tranche A Term Loans and the Tranche A Term Loan Notes, which cash proceeds shall be applied in the manner contemplated by Section 2.07(b)(iv); and (b) as to the Tranche B Term Loans and the Tranche B Term Loan Notes, the obligation of the Equity Investors in respect thereof to accept, subject to the terms of Section 3.01(b)(iii), on the Tranche B Equity Conversion Date the automatic conversion of the Tranche B Term Notes into the number of Units equal to the outstanding principal balance of the Tranche B Term Loans as of the Tranche B Equity Conversion Date divided by $1,000.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

     "ERISA Event" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "Escrow Agent" shall mean the Administrative Agent in its capacity as escrow agent or any Person acting as a successor under the Escrow Agreement.

     "Escrow Agreement" shall mean that certain Escrow Agreement dated as of Closing Date among the Borrower, as depositor, the Escrow Agent and the Equity Investors, as the same may be amended, modified or supplemented from time to time.

     "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Rate".

     "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Administrative Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Loan for the offering by the Administrative Agent to leading lenders in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Administrative Agent for such Interest Period.

     "Event of Default" shall have the meaning assigned such term in Section 10.01.

     "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than ninety (90) days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; and (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business.

     "Excess Sales Proceeds" shall mean 75% of the Net Cash Proceeds of any sale or other disposition of Oil and Gas Properties remaining after giving effect to any prepayment resulting from such sale or disposition under Section 2.07(b).

     "Existing Credit Facility" shall mean that certain Amended and Restated Credit Agreement dated as of December 4, 1998 among the Borrower, Bank of America, N.A. (formerly Bank of America National Trust and Savings Association), as administrative agent, and the financial institutions parties thereto, and the other agreements or instruments executed and delivered by the Borrower or any other Person in connection with, or as security for the payment or performance of the Borrower's obligations thereunder, as such agreements may be amended, supplemented or restated from time to time.

     "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

     "Financial Statements" shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries referred to in Section 7.02.

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

     "Governmental Authority" shall mean, in respect of any Person, the country, the state, county, city and political subdivisions in which such Person or such Person's Property is located or which exercises valid jurisdiction over such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, the Subsidiaries or any of their Property or the Administrative Agent, any Lender or any Applicable Lending Office.

     "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

     "Guarantor" shall mean BPC, [_________________], [__________________] and
[________________], and each Subsidiary that guarantees the Indebtedness pursuant to Section 9.16.

     "Guaranty Agreement" shall mean an agreement executed by the Guarantor in form and substance satisfactory to the Administrative Agent guarantying, unconditionally, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

     "Hedging Agreements" shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

     "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     "Hydrocarbon Interests" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

     "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

     "Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower or any Guarantor (i) to the Administrative Agent, the

Issuing Bank and/or Lenders under any Loan Document; (ii) to any Lender or any Affiliate of a Lender under any Hedging Agreements entered into while such Person (or its Affiliate) was a Lender hereunder; and (iii) all renewals, extensions and/or rearrangements of any of the above.

     "Indemnified Parties" shall have the meaning assigned such term in Section 12.03(b).

     "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

     "Initial Funding" shall mean the funding of the initial Loans or issuance of the initial Letters of Credit pursuant to Section 6.01.

     "Initial Reserve Report" shall mean (i) the reports of Ryder Scott Company Petroleum Consultants, L.P. dated of December 6, 1999 with respect to value of the Acquisition Properties as of January 1, 2000, and (ii) the [preliminary] report of T. J. Smith & Company, Inc., dated of ________________, 1999 with respect to the value of the Oil and Gas Properties of the Borrower and its Subsidiaries prior to giving effect to the Acquisition as of January 1, 2000, a copy of each of which has been delivered to the Administrative Agent.

     "Interest Expense" means, for any period, the sum (determined without duplication) of the aggregate amount of interest expense accruing during such period on Indebtedness of the Borrower and its Consolidated Subsidiaries including the interest portion of payments under Capital Leases, any capitalized interest and all amortization of debt discount and expense, plus all dividends paid in cash on any preferred stock.

     "Interest Period" shall mean, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.02, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

     Notwithstanding the foregoing: (i) no Interest Period for any Revolving Credit Loan may commence before and end after the Revolving Credit Termination Date; (ii) no Interest Period for any Term Loan may commence before and end after either Tranche A Equity Subscription Date or April __, 2003; (iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

     "Issuing Bank" shall mean Chase or any Lender agreed to between the Borrower and the Administrative Agent to issue Letters of Credit.

     "LC Commitment" at any time shall mean Twenty Million Dollars
($20,000,000).

     "LC Exposure" at any time shall mean the aggregate face amount of all undrawn and uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed.

     "Letter of Credit Agreements" shall mean the written agreements with the Issuing Bank executed in connection with the issuance by the Issuing Bank of the Letters of Credit, such agreements to be on the Issuing Bank's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Issuing Bank.

     "Letters of Credit" shall mean the letters of credit issued pursuant to
Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

     "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

     "Loan Documents" shall mean this Agreement, the Notes and the Security Instruments.

     "Loans" shall mean, collectively, the Revolving Credit Loans and the Term Loans, or if the context so requires, either the Revolving Credit Loans or the Term Loans, as a Class.

     "Majority Lenders" shall mean, at any time while no Loans are outstanding, Lenders having at least sixty-six and two-thirds percent

(66-2/3%) of the Aggregate Commitments and the Administrative Agent; and at any time while Loans or Letters of Credit are outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans or participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)) and the Administrative Agent.

     "Majority Revolving Credit Lenders" shall mean, at any time while no Revolving Credit Loans are outstanding, Revolving Credit Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Revolving Credit Commitments and the Administrative Agent; and at any time while Revolving Credit Loans or Letters of Credit are outstanding, Revolving Credit Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Revolving Credit Loans or participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)) and the Administrative Agent.

     "Majority Tranche A Term Loan Lenders" shall mean Tranche A Term Loan Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Tranche A Term Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)) and the Administrative Agent.

     "Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and its Subsidiaries taken as a whole different from those reflected in the Financial Statements or from the facts represented or warranted in any Loan Document or (ii) the ability of the Borrower and the Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Loan Documents on a timely basis.

     "Maximum Credit Amount" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Maximum Credit Amounts", as the same may be reduced pursuant to Section 2.03(b) pro rata to each Lender based on its Percentage Share of the Aggregate Maximum Credit Amounts or modified from time to time to reflect any assignments permitted by
Section 12.06(b).

     "Mortgaged Property" shall mean the Property owned by the Borrower or any Subsidiary and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

     "Multiemployer Plan" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

     "Net Cash Proceeds" shall mean: (a) in respect of any Equity Offering, the cash proceeds received by the Borrower from such Equity Offering net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commission and other customary fees and expenses actually incurred in connection with such Equity Offering; and (b) in respect of any sale or other disposition of Property, the cash proceeds and other non-cash proceeds received by way of deferred payment or purchase price adjustment (but then only as and when received), net of attorneys' fees, accountants' fees, broker's or finder's fees, amounts required to be applied to the repayment of any Debt secured by a Lien on such Property, other customary fees and expenses actually incurred in connection with such sale or other disposition and taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deduction or sharing arrangements).

     "Notes" shall mean the Revolving Credit Notes and the Term Notes.

     "Oil and Gas Properties" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

     "Other Taxes" shall have the meaning assigned such term in Section 4.06(b).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

     "Percentage Share" shall mean, (i) with respect to the Aggregate Maximum Credit Amounts and the Revolving Credit Loans, the percentage of the Aggregate Maximum Credit Amounts to be provided by a Revolving Credit Lender under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b); and (ii) with respect to the Aggregate Term Commitments, the percentage of the Aggregate Term Commitments to be provided by a Term Lender under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

     "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

     "Plan" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

     "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any other Loan Document, a rate per annum during the period commencing on the date of occurrence of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate; provided, however, for a Eurodollar Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the date of occurrence of an Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, 2% per annum above the interest rate for such Loan as provided in Section 3.02(a)(ii), but in no event to exceed the Highest Lawful Rate.

     "Prime Rate" shall mean the rate of interest from time to time announced publicly by the Administrative Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate, it being understood that many of the Administrative Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

     "Principal Office" shall mean the principal office of the Administrative Agent, presently located at 715 Main Street, Houston, Texas 77002 or such other location as designated by the Administrative Agent from time to time.

     "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Quarterly Dates" shall mean the last day of each March, June, September and December, in each year, the first of which shall be June 30, 2000; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

     "Redetermination Date" shall mean the date that the redetermined Borrowing Base becomes effective subject to the notice requirements specified in Section 2.08(b) both for scheduled redeterminations and unscheduled redeterminations.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

     "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

     "Required Lenders" shall mean, at any time while no Revolving Credit Loans or Letters of Credit are outstanding, Revolving Credit Lenders having at least seventy-five percent (75%) of the Aggregate Maximum Credit Amounts and the Administrative Agent; and at any time while Revolving Credit Loans or Letters of Credit are outstanding, Revolving Credit Lenders holding at least seventy-five percent (75%) of the outstanding aggregate principal amount of the Loans or participation interests in such Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)) and the Administrative Agent.

     "Required Payment" shall have the meaning assigned such term in Section
4.04.

     "Reserve Report" shall mean a report, in form and substance satisfactory to the Administrative Agent, setting forth, as of each January 1 or July 1 (or such other date in the event of an unscheduled redetermination); (i) the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Guarantors, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time, and (ii) such other information as the Administrative Agent may reasonably request. The term "Reserve Report" shall also include the information to be provided by the Borrower of each year pursuant to Section 8.07(c) and (d).

     "Responsible Officer" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

     "Revolving Credit Commitment" shall mean, for any Lender, its obligation to
(i) make Revolving Credit Loans up to the lesser of such Lender's Maximum Revolving Credit Amount or the Lender's Percentage Share of the then effective Borrowing Base and (ii) participate in the issuance of Letters of Credit as provided in Section 2.01(b).

     "Revolving Credit Loans" shall mean Loans made pursuant to Section 2.01(a).

     "Revolving Credit Notes" shall mean the promissory notes of the Borrower described in Section 2.06(a) and being in the form of Exhibit A-1 hereto, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

     "Revolving Credit Period" shall mean the period from the Closing Date to and ending on the Revolving Credit Termination Date.

     "Revolving Credit Termination Date" shall mean, unless the Revolving Credit Commitments are sooner terminated pursuant to Sections 2.03(b) or 10.02, March ___, 2003.

     "Scheduled Redetermination Date" shall mean the March 15th and September 15th of each year on which the Borrowing Base is scheduled for redetermination under Section 2.08, commencing October 1, 2000.

     "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

     "Security Instruments" shall mean the Letters of Credit, the Letter of Credit Agreements, the agreements or instruments described or referred to in Exhibit E, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

     "SGC Partners" shall mean SGC Partners II LLC.

     "Special Entity" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company, other than a corporation, in which the Borrower or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (e.g. a sole general partner controls a limited partnership).

     "Subsidiary" shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Synthetic Leases" shall mean, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the balance sheet of Person liable (whether contingent or otherwise) for the payment of rent thereunder.

     "Tangible Net Worth" shall mean, as at any date, the sum of the following for the Borrower and its Consolidated Subsidiaries determined (without duplication) in accordance with GAAP:

     (i) the amount of preferred stock and common stock at par plus the amount of surplus of the Borrower, plus

     (ii) the retained earnings (or, in the case of retained earnings deficit, minus the amount of such deficit), minus

     (iii) the sum of the following: cost of treasury shares and the book value of all assets of the Borrower and its Consolidated Subsidiaries which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including as such intangibles the following: goodwill, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any writeup in the book value of assets resulting from a revaluation thereof or resulting from any changes in GAAP subsequent to December 31, 1999.

     "Taxes" shall have the meaning assigned such term in Section 4.06(a).

     "Term Commitment" shall mean the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments.

     "Term Lenders" shall mean the Tranche A Term Loan Lenders and the Tranche B Term Loan Lender.

     "Term Loans" shall mean collectively, the Tranche A Term Loans and the Tranche B Term Loans.

     "Term Notes" shall mean the Tranche A Term Loan Notes and the Tranche B Term Loan Notes.

     "Total Debt" shall mean, at any date, all Debt of the Borrower and its Subsidiaries on a consolidated basis other than Debt described under clauses
(ii), (iii), (vii), (viii), (x) and (xi) of the definition "Debt".

     "Tranche A Equity Subscription Date" shall mean the earlier of (i) the date on which the Tranche A Term Loans shall have been accelerated pursuant to
Section 10.02 or (ii) January __, 2001.

     "Tranche A Term Loans" shall mean the term loans made pursuant to Section 2.01(b)(i).

     "Tranche A Term Loan Commitment" shall mean, as to each Tranche A Term Loan Lender, its obligation to make a Tranche A Term Loan in the amount set forth opposite such Lender's name under "Tranche A Term Loans" on Annex I, as the same may be modified from time to time to reflect any assignment permitted by Section 12.06(b). After the Closing Date, as of any date of determination, the Tranche A Term Loan Commitment of each Tranche A Term Loan Lender shall be the amount of the Tranche A Term Loan of such Lender outstanding as of such date of determination.

     "Tranche A Term Loan Lender" shall mean each Lender that has a Tranche A Term Loan Commitment or that holds a Tranche A Term Loan Note.

     "Tranche A Term Loan Note" the promissory notes of the Borrower described in Section 2.06(b) and being in the form of Exhibit A-2 hereto, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

     "Tranche B Equity Conversion Date" shall mean the earlier of (i) the date on which the Tranche B Term Loans shall have been accelerated pursuant to
Section 10.02 or (ii) January __, 2001.

     "Tranche B Term Loans" shall mean the term loans made pursuant to Section 2.01(b)(ii).

     "Tranche B Term Loan Commitment" shall mean, as to the Tranche B Term Loan Lender, its obligation to make a Tranche B Term Loan in the amount set forth opposite its name under "Tranche B Term Loans" on Annex I. After the Closing Date, as of any date of determination, the Tranche B Term Loan Commitment of the Tranche B Term Loan Lender shall be the amount of the Tranche B Term Loan of such Lender outstanding as of such date of determination.

     "Tranche B Term Loan Lender" shall mean BTC.

     "Tranche B Term Loan Note" the promissory notes of the Borrower described in Section 2.06(c) and being in the form of Exhibit A-3 hereto, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

     "Type" shall have the meaning assigned such term in Section 1.04.

     "Unavailable Commitments" shall mean the Aggregate Maximum Credit Amounts minus the Aggregate Revolving Credit Commitments.

     "Unit" shall mean collectively (i) one share of the Borrower's 12% Redeemable Preferred Stock, Series C, which have a scheduled redemption date of no earlier than six (6) years from the Closing Date and a payment-in-kind feature permitting the Borrower to pay dividends, without default, by the delivery of additional shares of such preferred stock; and (ii) rights, warrants or options with respect to a number of shares of the Borrower's common stock, or the actual number of such shares, in each case as calculated in accordance with the Approved Securities Purchase Documents.

     "Unused Amount of the Aggregate Revolving Credit Commitments" shall mean the Aggregate Revolving Credit Commitments minus the sum of the outstanding Revolving Credit Loans and the LC Exposure.

     "Wholly-Owned Subsidiary" shall mean, as to the Borrower, any Subsidiary of which all of the outstanding shares of capital stock or other equity interests, on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or by the Borrower and one or more of the Wholly-Owned Subsidiaries.

     Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

     Section 1.04 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make such a Loan) refers to the determination whether such Loan is a Term Loan or a Revolving Credit Loan, each of which constitutes a Class. The "Type" of a Loan refers to the determination whether such Loan is a Eurodollar Loan or a Base Rate Loan. Identification of a Loan by both Class and Type (e.g., a "Eurodollar Revolving Credit Loan") indicates that such Loan is both a Eurodollar Loan and a Revolving Credit Loan.

                                   ARTICLE II
                                  Commitments

                   Section 2.01 Loans and Letters of Credit.

     (a) Revolving Credit Loans. Each Lender severally agrees, on the terms of this Agreement, to make revolving credit loans to the Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b), to but excluding, the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Revolving Credit Commitment as then in effect; provided, however, that the aggregate principal amount of all such Loans by all Lenders hereunder at any one time outstanding together with the LC Exposure shall not exceed the Aggregate Revolving Credit Commitments. Subject to the terms of this Agreement, during the Revolving Credit Period, the Borrower may borrow, repay and reborrow the amount of the Aggregate Revolving Credit Commitments.

     (b) Term Loans.

     (i) Tranche A. Each Tranche A Term Loan Lender severally agrees, subject to the terms and conditions of this Agreement, to make a Tranche A Term Loan to the Borrower on the Closing Date in an amount specified by the Borrower under Section 2.02 not to exceed its respective Tranche A Term Loan Commitment.

     (ii) Tranche B. The Tranche B Term Loan Lender severally agrees, subject to the terms and conditions of this Agreement, to make a Tranche B Term Loan to the Borrower on the Closing Date in an amount specified by the Borrower under Section 2.02 not to exceed its Tranche B Term Loan Commitment.

     (iii) Generally. Borrowings under the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments shall be pro rata. The Term Commitments are not revolving in nature, and amounts repaid or prepaid may not be reborrowed. Any portion of each Lender's Term Commitment not utilized by such borrowing on the Closing Date shall be permanently canceled.

     (c) Letters of Credit. During the Revolving Credit Period, the Issuing Bank agrees to extend credit for the account of the Borrower and its Subsidiaries at any time and from time to time by issuing renewing, extending or reissuing Letters of Credit; provided, however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Aggregate Revolving Credit Commitments, as then in effect, minus the aggregate principal amount of all Loans then outstanding. The Lenders shall participate in such Letters of Credit according to their respective Percentage Share of the Aggregate Maximum Credit Amounts. Each of the Letters of Credit shall (i) be issued by the Issuing Bank, (ii) contain such terms and provisions as are reasonably required by the Issuing Bank and the Administrative Agent, (iii) be for the account of the Borrower or one of its Subsidiaries and (iv) expire not later than the earlier of one (1) year from the date of issuance, renewal, extension or reissuance or the Revolving Credit Termination Date.

     (d) Limitation on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans or Eurodollar Loans; provided that, without the prior written consent of the Majority Lenders, no more than five (5) Revolving Credit Eurodollar Loans may be outstanding at any time to any Lender and no more than one (1) Term Eurodollar Loan may be outstanding at any time to any Lender.

     Section 2.02 Borrowings, Continuations and Conversions, Letters of Credit.

     (a) Borrowings.

     (i) Revolving Credit Loan Borrowings. The Borrower shall give the Administrative Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing of Revolving Credit Loans hereunder, which shall specify the aggregate amount of such Revolving Credit borrowing, the Type and the date (which shall be a Business Day) of the Loans to be borrowed and (in the case of Eurodollar Loans) the duration of the Interest Period therefor.

     (ii) Term Loan Borrowings. Subject to the other terms of this Agreement, on the Closing Date, the Borrower shall give the Administrative Agent (which shall promptly notify the Lenders) notice as hereinafter provided of the Term Loan borrowing hereunder, which shall specify the aggregate amount of such Term borrowing, the Type and (in the case of Eurodollar Loans) the duration of the Interest Period therefor.

     (b) Minimum Amounts. All Base Rate Loan borrowings of either Class shall be in amounts of at least $1,000,000 or the remaining balance of the Aggregate Revolving Credit Commitments, if less, or any whole multiple of $ 1,000,000 in excess thereof, and all Eurodollar Loans of either Class shall be in amounts of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof.

     (c) Notices. All borrowings, continuations and conversions shall require advance written notice to the Administrative Agent (which shall promptly notify the Lenders) in the form of Exhibit B hereto (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Administrative Agent not later than 10:00 a.m. Houston, Texas time on the date of each Base Rate Loan borrowing and not later than 11:00 a.m. three (3) Business Days prior to the date of each Eurodollar Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the

Administrative Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Administrative Agent.

     (d) Continuation Options. Subject to the provisions made in this Section 2.02(d), the Borrower may elect to continue all or any part of any Eurodollar Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan pursuant to
Section 2.02(e). All or any part of any Eurodollar Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and
(ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Eurodollar Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

     (e) Conversion Options. The Borrower may elect to convert all or any part of any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Administrative Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a Eurodollar Loan by giving advance notice as provided in Section 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a Eurodollar Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a Eurodollar Loan.

     (f) Advances. Not later than 1:00 p.m. Houston, Texas time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent, to an account which the Administrative Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

     (g) Letters of Credit. The Borrower shall give the Issuing Bank (which shall promptly notify the Lenders of such request) advance notice to be received by the Issuing Bank not later than 11:00 a.m. Houston,

Texas time not less than three (3) Business Days prior thereto of each request for the issuance and at least thirty (30) Business Days prior to the date of the renewal or extension of a Letter of Credit hereunder which request shall specify the amount of such Letter of Credit, the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, the duration thereof, the name and address of the beneficiary thereof, the form of the Letter of Credit and such other information as the Administrative Agent may reasonably request all of which shall be reasonably satisfactory to the Administrative Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Administrative Agent shall issue such Letter of Credit to the beneficiary thereof.

     In conjunction with the issuance of each Letter of Credit, the Borrower, shall execute a Letter of Credit Agreement in form and substance reasonably satisfactory to the Issuing Bank. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower, the Issuing Bank, the Administrative Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

     The Issuing Bank will send to the Borrower and each Lender, upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

     Section 2.03 Changes of Revolving Credit Commitments.

     (a) Maximum Credit Amounts. The Aggregate Revolving Credit Commitments shall at all times be equal to the lesser of (i) the Aggregate Maximum Credit Amounts after adjustments resulting from reductions pursuant to Section 2.03(b) or (ii) the Borrowing Base as determined from time to time.

     (b) Voluntary Reduction/Termination. The Borrower shall have the right to terminate in whole or to reduce in part the amount of the Aggregate Maximum Credit Amounts at any time or from time to time upon not less than three (3) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Administrative Agent.

     (c) Reinstatement. The Aggregate Maximum Credit Amounts once terminated or reduced may not be reinstated.

     Section 2.04 Fees.

     (a) Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee on the Unused Amount of the Aggregate Revolving Credit Commitments equal to 0.50% per annum and on the Unavailable Commitments equal to 0.125% per annum. Accrued commitment fees shall be payable quarterly in arrears on each

Quarterly Date and on the earlier of the date the Aggregate Commitments are terminated or the Revolving Credit Termination Date.

     (b) Letter of Credit Fees.

     (i) The Borrower agrees to pay the Administrative Agent, for the account of each Lender, a quarterly letter of credit fee in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Margin then in effect from time to time during such quarter for Revolving Credit Eurodollar Loans, on such Lender's Percentage Share of the daily average aggregate stated amount of such Letters of Credit, payable in arrears on each Quarterly Date and on the later of the Revolving Credit Termination Date and the date of termination of the last outstanding Letter of Credit.

     (ii) The Borrower agrees to pay the Administrative Agent, for the benefit of the Issuing Bank, with respect to each Letter of Credit a quarterly facing fee in respect of all Letters of Credit outstanding during such quarter, at a per annum rate of 0.25% on the daily average aggregate stated amount of such Letters of Credit payable in arrears on each Quarterly Date and on the later of the Termination Date and the date of termination of the last outstanding Letter of Credit.

     Section 2.05 Several Obligations. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

     Section 2.06 Notes.

     (a) Revolving Credit Notes. The Revolving Credit Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A-1 hereto, dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount as in effect and otherwise duly completed.

     (b) Tranche A Term Loan Notes. The Tranche A Term Loans made by each Tranche A Term Loan Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A-2 hereto, dated as of (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender in a principal amount equal to such Lender's Tranche A Term Loan Commitment and otherwise duly completed.

     (c) Tranche B Term Loan Notes. The Tranche B Term Loans made by the Tranche B Term Loan Lender shall be evidenced by two promissory notes of the Borrower in substantially the form of Exhibit A-3 hereto, dated as of the Closing Date, payable to the order of such Lender in an aggregate principal amount equal to such Lender's Tranche B Term Loan Commitment and otherwise duly completed. The first of such Notes shall be in an amount equal to $15,750,000 and the second of such Notes shall be in an amount equal to $6,750,000.

     (d) Notations, etc. The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Notes, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Notes or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Notes.

     Section 2.07 Prepayments.

     (a) Voluntary Prepayments. Subject to the terms of Section 9.04(b), the Borrower may prepay the Base Rate Loans of either Class upon not less than one
(1) Business Day's prior notice to the Administrative Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day), the Class of Loan being repaid and the amount of the prepayment (which shall be at least $5,000,000 or the remaining aggregate principal balance outstanding on the Base Rate Loans with respect to a Class, if less) and shall be irrevocable and effective only upon receipt by the Administrative Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. Subject to the terms of Section 9.04(b), the Borrower may prepay Eurodollar Loans of either Class on the same condition as for Base Rate Loans; provided that such prepayments of Eurodollar Loans shall be subject to the terms of Section 5.05.

     (b) Mandatory Prepayments.

     (i) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.03(b), the outstanding aggregate principal amount of the Revolving Credit Loans plus the LC Exposure exceeds the Aggregate Maximum Credit Amounts, the Borrower shall (i) prepay the Revolving Credit Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment and (ii) if any excess remains after prepaying all of the Revolving Credit Loans, pay to the Administrative Agent on behalf of the Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b).

     (ii) Upon any redetermination of the amount of the Borrowing Base in accordance with Section 2.08, 8.08(c) or 9.13, if the redetermined or adjusted Borrowing Base is less than the aggregate outstanding principal amount of the Revolving Credit Loans plus the LC Exposure, then the Borrower shall within forty-five (45) days of receipt of written notice thereof: (i) prepay the Revolving Credit Loans in an aggregate principal amount equal to such excess, together with interest on the principal amount paid accrued to the date of such prepayment and
     (ii) if a Borrowing Base deficiency remains after prepaying all of the Revolving Credit Loans as a result of an LC Exposure, the Borrower shall pay to the Administrative Agent on behalf of the Lenders an amount equal to such Borrowing Base deficiency to be held as cash collateral as provided in
     Section 2.10(b).

     (iii) If, on any date, the Borrower shall receive Net Cash Proceeds from any Equity Offering, then 100% of the amount of such Net Cash Proceeds shall be applied on the date of receipt toward the prepayment of the Term Loans, until the Term Loans and all accrued and unpaid interest thereon have been paid in full.

     (iv) If, prior to Tranche A Equity Subscription Date, the Borrower shall direct the Escrow Agent to issue Approved Securities pursuant to the Approved Securities Purchase Documents, or the Escrow Agent shall, in accordance with exercising the terms of the Escrow Agreement, receive any proceeds from the sale of the Approved Securities, the recipient of such proceeds shall forward such funds to the Administrative Agent on the date of receipt to be applied toward the prepayment of the Tranche A Term Loans until such Term Loans and all accrued and unpaid interest thereon have been paid in full. Any such prepayment shall be applied to all Tranche A Term Loans on a pro rata basis.

     (c) Generally. Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under Section 5.05 for prepayment of Eurodollar Loans. Any prepayments on the Revolving Credit Loans may be reborrowed subject to the then effective Aggregate Revolving Credit Commitments. Any prepayments on the Term Loans may not be reborrowed.

     Section 2.08 Borrowing Base.

     (a) Amount. For the period from and including the Closing Date to but not including the first Redetermination Date, the amount of the Borrowing Base shall be $160,000,000, subject to adjustments under either Section 6.01(j), Section 8.08(c) or Section 9.13. The Borrowing Base may not exceed the Aggregate Maximum Credit Amounts. So long as any of the Revolving Credit Commitments are in effect or any LC Exposure or Revolving Credit Loans are outstanding hereunder, the revolving credit facility shall be governed by the then effective Borrowing Base.

     (b) Redetermination. On or before March 1st and September 1st of each year, commencing September 1, 2000, the Administrative Agent shall propose in writing to the Company and the Lenders a new Borrowing Base in accordance with Section 2.08(c) (assuming receipt by the Administrative Agent of the Engineering Reports in a timely and complete manner). After having received notice of such proposal by the Administrative Agent, each Lender shall have fifteen (15) days to agree with such proposal or disagree by proposing an alternate Borrowing Base. If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval, such silence shall be deemed to be an approval. If, however, at the end of such 15-day period, the Required Lenders have not approved or deemed to have approved, as aforesaid, the proposed Borrowing Base, then the Borrowing Base shall be determined in accordance with Section 2.08(d). After such redetermined Borrowing Base is approved by the Required Lenders or is otherwise determined as provided in Section 2.08(d), it shall become effective and applicable to the Company, the Agents and the Lenders as of the next succeeding March 15th or September 15th, as applicable; provided that no redetermination of the Borrowing Base shall be effective until such written notice is received by the Borrower.

     (c) Engineering Reports. Upon receipt of the Reserve Reports and such other reports, data, and supplemental information as may, from time to time, be reasonably requested by the Required Lenders (the "Engineering Reports"), the Administrative Agent will evaluate such information. The Administrative Agent, with the approval or deemed approval of the Required Lenders as set forth in
Section 2.08(b), but subject to the terms of Section 2.08(d), shall redetermine the Borrowing Base based upon such information and such other information (including, without limitation, the Indebtedness) as the Administrative Agent deems appropriate and consistent with their normal oil and gas lending criteria as it exists at the particular time (including, without limitation, the status of title information with respect to Properties in the Engineering Reports and the existence of any other Debt). Such redetermination shall be accomplished not later than and effective as of the first (1st) day of each April and October of each calendar year, assuming that the Company shall have furnished the Engineering Reports in a timely and complete manner.

     (d) Consensus and Failure of Consensus. Except as hereinafter provided, the decision of the Required Lenders with respect to any Borrowing Base determination shall control; however, if the Required Lenders have not approved or are not deemed to have approved the Borrowing Base as of the date such a determination is called for in Section 2.08(b), the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to a number of Lenders sufficient to constitute the Required Lenders for purposes of this Section 2.08 and such amounts shall then become the Borrowing Base for the next Redetermination Period. Notwithstanding the foregoing, however, any increase in the Borrowing Base shall require the consent of all the Lenders.

     (e) Interim Redeterminations. The Company may, at its option one time during a 12-month period, initiate an interim redetermination of the Borrowing Base. The Administrative Agent (at the direction of the Required Lenders, in their option) may, one time during any 12-month period, initiate an interim redetermination of the Borrowing Base.

     Section 2.09 Assumption of Risks. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Issuing Bank (except in the case of willful misconduct or bad faith on the part of the Issuing Bank or any of its employees), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Issuing Bank's control or the control of the Issuing Bank's correspondents. In addition, neither the Issuing Bank, the Administrative Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Issuing Bank's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Issuing Bank's, the Administrative Agent's or any Lender's rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Issuing Bank or by any correspondent for the Issuing Bank in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Issuing Bank or its correspondents under any resulting liability to the Borrower.

     Section 2.10 Obligation to Reimburse and to Prepay.

     (a) If a disbursement by the Issuing Bank is made under any Letter of Credit, the Borrower shall pay to the Administrative Agent within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Issuing Bank under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and
(ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third
(3rd) Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments;
(iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Issuing Bank, except (i) where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Issuing Bank of any payment made by the Issuing Bank in connection with such gross negligence or willful misconduct or (ii) in cases where the Administrative Agent makes payment to the named beneficiary of a Letter of Credit.

     (b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Section 2.07(b) or the maturity of the Revolving Credit Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure (or the excess in the case of Section 2.07(b)) shall be deemed to be forthwith due and owing by the Borrower to the Issuing Bank, the Administrative Agent and the Lenders as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Issuing Bank on behalf of the Lenders as cash collateral securing the LC Exposure in an account or accounts at the Principal Office; and the Borrower hereby grants to and by its deposit with the Administrative Agent grants to the Administrative Agent a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Administrative Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Security Instruments, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

     (c) Each Lender severally and unconditionally agrees that it shall promptly reimburse the Issuing Bank an amount equal to such Lender's Percentage Share of the Aggregate Maximum Credit Amounts of any disbursement made by the Issuing Bank under any Letter of Credit that is not reimbursed according to this Section 2.10.

     Section 2.11 Lending Offices. The Loans of each Type and Class made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type and Class.

                                  ARTICLE III
                       Payments of Principal and Interest

     Section 3.01 Repayment of Loans.

     (a) Revolving Credit Loans. On the Revolving Credit Termination Date, the Borrower shall repay the then outstanding aggregate principal and accrued and unpaid interest under the Revolving Credit Notes.

     (b) Term Loans. The Borrower shall repay the then outstanding aggregate principal and accrued and unpaid interest under the Term Notes as follows:

     (i) on the Tranche A Equity Subscription Date, the cash proceeds of the sale of the Units to the Equity Investors in respect of the Tranche A Term Loans shall be used to repay the Tranche A Term Loans (and any accrued and unpaid interest to the extent cash proceeds are available); provided that if on Tranche A Equity Subscription Date, all principal on the Tranche A Term Loans have not be repaid in full, then the Borrower and the Tranche A Term Loan Lenders agree that the principal of the Tranche A Term Loans remaining unpaid as of such date shall thereafter be due and payable in full on the earlier of (i) the date the aggregate principal amount of the Revolving Credit Loans plus all accrued and unpaid interest thereon are paid in full or (ii) April __, 2003. The foregoing shall not permit the Borrower to defer payment of interest on the Tranche A Term Loans which had accrued and was unpaid as of Tranche A Equity Subscription Date.

     (ii) subject to the terms of clause (iii) of this Section 3.01(b), on Tranche B Equity Conversion Date (unless the Tranche B Term Loan Lender shall have earlier elected to convert), the Tranche B Term Loans (and any accrued and unpaid interest to the extent the aggregate amount of Loans and interest so converted does not exceed $22,500,000) will automatically convert into a number of Units equal to the outstanding principal balance of the Tranche B Term Loans as of the Tranche B Equity Conversion Date divided by $1,000 and the then outstanding principal amount of all such Tranche B Term Loans shall have been paid in full; provided that the foregoing conversion shall not affect the obligation of the Borrower to pay interest on the Tranche B Term Loans which had accrued and was unpaid as of the Tranche B Equity Conversion Date. Upon conversion, whether or not on the Tranche B Equity Conversion Date, the Tranche B Term Loan Note will represent the Units into which the Tranche B Term Loans have been converted until such time as physical shares evidencing the Units have been delivered by the Borrower.

     (iii) If, on or prior to the Tranche B Equity Conversion Date, none of the Equity Investors (provided that for this purpose, performance or nonperformance by the Eos Group and the SGC Partners are not considered) in respect of the Tranche A Term Loans has satisfied its obligation to purchase and pay the cash consideration for the Units it is committed to purchase as contemplated by the Approved Securities Purchase Documents, then the Tranche B Term Loan Lender may elect to defer its obligation to convert the all of Tranche B Term Loans into Units as contemplated by clause (ii) of this Section 3.01(b) in full until such time as one or more of such Equity Investors (provided that for this purpose, performance or nonperformance by the Eos Group and the SGC Partners are not considered) has so performed. The Tranche B Term Loan Lender shall give the Administrative Agent (who shall notify the other Lenders) written notice of its election. If, on the Tranche B Equity Conversion Date, Tranche B Term Loans are outstanding and only one of the Equity Investors (provided that for this purpose, performance or nonperformance by the Eos Group and SGC Partners are not considered) in respect of the Tranche A Term Loans has, on or prior to such date, satisfied its obligation to purchase and pay the cash consideration for the Units it is committed to purchase as contemplated by the Approved Securities Purchase Documents, then the Tranche B Term Loan Lender may elect to defer its obligation to convert the all of Tranche B Term Loans into Units as contemplated by clause (ii) of this Section 3.01(b) and shall be deemed to have simultaneously converted only the $15,750,000 Tranche B Term Loan Note. The Tranche B Term Loan Lender shall give the Administrative Agent (who shall notify the other Lenders) written notice of its election. Thereafter, if any other Equity Investors (provided that for this purpose, performance or nonperformance by the Eos Group and SGC Partners are not considered) in respect of the Tranche A Term Loans satisfies its obligation to purchase and pay the cash consideration for the Units it is committed to purchase as contemplated by the Approved Securities Purchase Documents, then the Tranche B Term Loan Lender shall be obligated to simultaneously convert the remaining $6,750,000 Tranche B Term Loan Note into Units as contemplated by clause
     (ii) of this Section 3.01(b).

         Section 3.02 Interest.

         (a) Interest Rates. The Borrower will pay to the Administrative Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the following rates per annum:

         (i) if such a Loan is a Base Rate Loan of either Class , the Base Rate (as in effect from time to time) plus the Applicable Margin (as in effect from time to time) in respect of such Class, but in no event to exceed the Highest Lawful Rate; and

         (ii) if such a Loan is a Eurodollar Loan of either Class, for each Interest Period relating thereto, the Eurodollar Rate for such Loan plus the Applicable Margin (as in effect from time to time) in respect of such Class, but in no event to exceed the Highest Lawful Rate.

         (b) Post-Default Rate. Notwithstanding the foregoing, the Borrower will pay to the Administrative Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

         (c) Due Dates. Accrued interest on Base Rate Loans shall be payable on each Quarterly Date commencing on June 30, 2000, and accrued interest on each Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).

         (d) Determination of Rates. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

         Section 3.03 Right to Demand Equity Offering. If none of the Equity Investors in respect of the Tranche A Term Loans purchase and pay the cash consideration for the Units they are committed to purchase as contemplated by the Approved Securities Purchase Documents, the Term Lenders holding not less than 50% of the then outstanding Term Loans shall have the right to require the Borrower to issue in a bona fide capital markets execution to third parties up to $150,000,000 of senior or subordinated debt and/or equity securities, which shall be in form and substance reasonably satisfactory to the Agents, including with respect to matters of tenor, term, rights of acceleration and terms of subordination, if applicable; provided that any such action requested or required herein is subject to the terms, conditions and covenants of this Agreement and may require the consent of the Revolving Credit Lenders or the Majority Revolving Credit Lenders; and provided further that the Term Lenders shall have no such right to require such an offering if (i) the effective yield, excluding any warrants or options to purchase shares of common stock of the Borrower or any of its Subsidiaries, on such offered securities would exceed 18% per annum, or (ii) after giving effect to such offering, any Term Loans remain outstanding and the blended effective yield, excluding any warrants or options to purchase shares of common stock of the Borrower or any of its Subsidiaries, on such securities and the remaining Term Loans would (or would on a pro forma basis utilizing the Eurodollar Rate as of the date of such offering as a fixed rate for the remaining period of the Term Loans) exceed 18% per annum. Any Net Cash Proceeds from an offering of the type described in this Section 3.03 shall be applied to prepay the Term Notes as contemplated in Section 2.07.

                                   ARTICLE IV
                Payments; Pro Rata Treatment; Computations; Etc.

         Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower or any Guarantor under the Loan Documents shall be made in Dollars, in immediately available funds, to the Administrative Agent at such account as the Administrative Agent shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. Houston, Texas time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Administrative Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as provided in clause (iii) of the definition of "Interest Period", if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Administrative Agent of any principal of or interest on any borrowing, the Borrower shall notify the Administrative Agent of the Type and Class of Loans to which such payment shall apply. In the absence of such notice, the Administrative Agent may specify the Type and Class of Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Revolving Credit Loans comprised of Base Rate Loans.

         Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein, each Lender agrees that: (a) each borrowing from the Lenders under Section 2.01 and each continuation and conversion under

Section 2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share of the relevant Class of Loan being so borrowed, continued or converted, each payment of commitment fee or Letter of Credit (other than the facing fee) fees under Section 2.04(b)(ii) shall be made for account of the Lenders pro rata in accordance with their Percentage Share of the Aggregate Maximum Credit Amounts, and each termination or reduction of the amount of the Aggregate Maximum Credit Amounts under Section 2.03(b) shall be applied to the Maximum Credit Amount of each Lender, pro rata in accordance with its Percentage Share of the Aggregate Maximum Credit Amounts; (b) each payment of principal of Loans of the relevant Class by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans of such Class held by all Lenders holding Loans of such Class; provided that (i) repayments or prepayments of the Tranche A Term Loans from the cash proceeds of the Equity Undertakings shall be applied pro rata only to the Tranche A Term Loans, and (ii) repayments or prepayments of the Tranche B Term Loans pursuant to the Equity Undertakings shall be in the cashless conversion of all or any portion, as necessary, of such Tranche B Term Loans into the Units;
(c) each payment of interest of Loans of the relevant Class by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the Lenders of such Class; and (d) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for account of the Issuing Bank or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.

         Section 4.03 Computations. Interest on Eurodollar Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

         Section 4.04 Non-receipt of Funds by the Administrative Agent.
Unless the Administrative Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Administrative Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until but excluding the date the Administrative Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

         Section 4.05 Set-off, Sharing of Payments, Etc.

         (a) Right of Set-off. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Administrative Agent), at its option, to offset (i) balances held by it or by any of its Affiliates for account of the Borrower or any Subsidiary at any of its offices, in Dollars or in any other currency, and
(ii) amounts due to such Lender (or any Affiliate of such Lender) under any Hedging Agreement, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

         (b) Sharing. If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrower under this Agreement (or reimbursement as to any Letter of Credit) through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders of the same Class, it shall promptly (i) notify the Administrative Agent and each other Lender thereof and (ii) either (A) if such action is because such Lender was a Term Lender and Term Lenders, as a Class, were not entitled to a distribution under Section 4.08, disgorge such payment to the Administrative Agent for application in the manner set forth in Section 4.08 or (B) purchase from such other Lenders of the same Class as such Lender participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans (or participations in Letters of Credit) made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders (or reimbursements of Letters of Credit). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans (or Letters of Credit) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

         Section 4.06 Taxes.

         (a) Payments Free and Clear. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Issuing Bank and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Administrative Agent, the Issuing Bank or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office,
(ii) the jurisdiction (or any political subdivision thereof) in which the Administrative Agent, the Issuing Bank or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender, the Issuing Bank or the Administrative Agent is presently doing business in which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders, the Issuing Bank or the Administrative Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender, the Issuing Bank or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

         (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY EACH LENDER, THE ISSUING BANK AND THE AGENTS FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER, THE ISSUING BANK OR EITHER AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER, THE ISSUING BANK OR THE RELEVANT AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER OR AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER, THE ISSUING BANK OR AGENT HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER, THE ISSUING BANK OR SUCH AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE ADMINISTRATIVE AGENT IN THE EVENT SUCH LENDER OR AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

         (d) Lender Representations.

         (i) Each Lender represents that it is either (1) a corporation or banking association organized under the laws of the United States of America or any state thereof or (2) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation or banking association organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Administrative Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Administrative Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form W-8 ECI (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form W-8 ECI Certification") or (B) Internal Revenue Service Form W-8 BEN (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form W-8 BEN Certification"). In addition, each Lender agrees that if it previously filed a Form W-8 ECI Certification, it will deliver to the Borrower and the Administrative Agent a new Form W-8 ECI Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form W-8 BEN Certification, it will deliver to the Borrower and the Administrative Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Administrative Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this
         Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Administrative Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Administrative Agent have received a Form W-8 BEN Certification or Form W-8 ECI Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Administrative Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Administrative Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or (ii) the Borrower or the Administrative Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.06.

         (ii) For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to this Section 4.06, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

         (iii) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Administrative Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

         Section 4.07 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower unto and in favor of the Administrative Agent for the benefit of the Lenders of all production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property, and the Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower.

         Section 4.08 Application of Funds; Priorities and Subordination.

         (a) Unless the Notes have been accelerated pursuant to Section 10.02 (in which event Section 4.08(b) shall be applicable), on any date on which a payment (including a prepayment) is due under this Agreement, all proceeds received by the Administrative Agent shall be applied in the manner and in the order of priority as follows:

         (i) First, any amount then due and payable under the Loan Documents to the Administrative Agent, plus any accrued and unpaid interest thereon;

         (ii) Second, the amount of any and all accrued and unpaid interest and fees then due on the Revolving Credit Loans;

         (iii) Third, the amount of any and all accrued and unpaid interest and fees then due on the Term Loans;

         (iv) Fourth, the amount of any and all principal then due and payable on the Revolving Credit Loans;

         (v) Fifth, the amount of any and all principal then due and payable on the Term Loans; and

         (vi) Sixth, any excess as otherwise directed by the Borrower or in the absence of any direction in the manner set forth in Section 4.01.

         (b) If the Notes have been accelerated pursuant to Section 10.02, all proceeds received by the Administrative Agent on account of the Indebtedness shall be applied in the manner and in the order of priority as follows:

         (i) First, any amount then due and payable under the Loan Documents to the Administrative Agent, plus any accrued and unpaid interest thereon, and to costs of indemnities, enforcement and collection incurred by the Administrative Agent and/or any Lender;

         (ii) Second, the amount of any and all accrued and unpaid interest and fees then due on the Revolving Credit Loans;

         (iii) Third, on a pro rata basis, the amounts of any and all principal then due and payable on the Revolving Credit Loans and the aggregate amount of the settlement amounts, unpaid amounts and any accrued and unpaid interest on such amounts owed under each Hedging Agreement between the Borrower and any Lender (or any Affiliate of such Lender) to the extent such Hedging Agreement was entered into while such Person (or its Affiliate) was a Lender hereunder;

         (iii) Fourth, the amount of any and all accrued and unpaid interest and fees then due on the Term Loans;

         (v) Fifth, the amounts of any and all principal then due and payable on the Term Loans; and

         (vi) Sixth, any excess to the Borrower or as otherwise directed by any Governmental Authority of competent jurisdiction.

         (c) Subordination of Term Loans. The Term Loans are hereby subordinated in the manner and to the extent set forth in Exhibit G. Without limitation of the terms of Exhibit G, the Term Lenders acknowledge and agree that, in their capacity as Term Lenders, solely as between themselves and the Revolving Credit Lenders, unless all of the Revolving Credit Lenders shall have agreed otherwise in writing or the Revolving Credit Loans have been paid in full and the Revolving Credit Commitments terminated: (i) the Term Lenders have no, and hereby waive any, right or ability to initiate any enforcement of their rights and remedies hereunder and under the other Loan Documents (other than the right to set-off under Section 4.05), including the ability to terminate the Revolving Credit Commitments or accelerate the Loans; (ii) the Administrative Agent and the Revolving Credit Lenders have the sole and exclusive right to determine when and if the Revolving Credit Commitments should be terminated and/or whether the Loans should be accelerated and/or whether other remedies should then be undertaken; (iii) that the Administrative Agent and the Revolving Credit Lenders, individually or as a Class, owe no duty, and shall have no liability, to the Term Lenders, individually or as a Class, with respect to making any such decisions; and (iv) the rights of the Term Lenders with respect to the collateral and the proceeds thereof are limited to their right to participate in distributions to the extent set forth in Section 4.08. The terms of Exhibit G and this Section 4.08(c) are solely for the benefit of the Lenders and nothing in Exhibit G or this Section 4.08(c) shall have any effect on the rights and remedies of the Term Lenders as between the Term Lenders and the Borrower or the Equity Investors.

                                    ARTICLE V
                     Additional Costs and Capital Adequacy

         Section 5.01 Additional Costs.

         (a) Eurodollar Regulations, etc. The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Eurodollar Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such Eurodollar Loans (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Eurodollar Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender, or any portion of the Aggregate Commitments or Loans of such Lender or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's Commitments or Loans. Each Lender will notify the Administrative Agent and the Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this
Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Eurodollar Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

         (b) Regulatory Change. Without limiting the effect of the provisions of
Section 5.01(a), in the event that, by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting such Lender, the Eurodollar interbank market or such Lender's position in such market, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower, the obligation of such Lender to make additional Eurodollar Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

         (c) Capital Adequacy. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Commitments, its Notes, its Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

         (d) Compensation Procedure. Any Lender notifying the Borrower of the incurrence of additional costs under this Section 5.01 shall in such notice to the Borrower and the Administrative Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Borrower within thirty
(30) days of the receipt by the Borrower of the notice described in this Section 5.01(d).

         Section 5.02 Limitation on Eurodollar Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

         (a) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section
1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

         (b) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Eurodollar Loans;

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans.

         Section 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

         Section 5.04 Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03. If the obligation of any Lender to make Eurodollar Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("Affected Loans"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

         Section 5.05 Compensation. The Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes, provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

         (i) any payment, prepayment or conversion of a Eurodollar Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.02) on a date other than the last day of the Interest Period for such Loan; or

         (ii) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in
         Article VI to be satisfied) to borrow, continue or convert a Eurodollar Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

         Section 5.06 Replacement Lenders.

         (a) Terminated Lenders. If any Lender has notified the Borrower and the Administrative Agent of its incurring additional costs under Section 5.01 or has required the Borrower to make payments for Taxes under Section 4.06, then the Borrower may, unless such Lender has notified the Borrower and the Administrative Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Commitment of any Lender (other than the Administrative Agent)(the "Terminated Lender") at any time upon five
(5) Business Days' prior written notice to the Terminated Lender and the Administrative Agent (such notice referred to herein as a "Notice of Termination").

         (b) Replacement Lenders. In order to effect the termination of the Commitments of the Terminated Lender, the Borrower shall: (i) obtain an agreement with one or more Lenders to increase their Commitment or Commitments and/or (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept a Commitment or Commitments; provided, however, that such one or more other banking institutions are reasonably acceptable to the Administrative Agent and become parties by executing an Assignment (the Lenders or other banking institutions that agree to accept in whole or in part the Commitments of the Terminated Lender being referred to herein as the "Replacement Lenders"), such that the aggregate increased and/or accepted Commitments of the Replacement Lenders under clauses (i) and (ii) above equal the Commitment of the Terminated Lender.

         (c) Content of Notice of Termination. The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "Termination Date"), and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitment and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender.

         (d) Effecting Termination. On the Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment assign its Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Loans (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding pro rata as aforesaid), (ii) the Terminated Lender shall endorse its Notes, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Notes held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and facility and other fees accrued and unpaid to the Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 12.06(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 12.06(b). To the extent not in conflict, the terms of Section 12.06(b) shall supplement the provisions of this Section 5.06(d). For each assignment made under this Section 5.06, the Replacement Lender shall pay to the Administrative Agent the processing fee provided for in Section 12.06(b). The Borrower will be responsible for the payment of any breakage costs associated with termination of the Terminated Lender, as set forth in Section 5.05.

                                   ARTICLE VI
                              Conditions Precedent

         Section 6.01 Initial Funding. The obligation of the Lenders to make the Initial Funding and the Term Loans is subject to the receipt by the Administrative Agent and the Lenders of all fees payable pursuant to Section
2.04 on or before the Closing Date or otherwise agreed to in writing among the Borrower, the Agents and the Arrangers and the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Administrative Agent in form and substance:

         (a) a certificate of the Secretary or an Assistant Secretary of each of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower (y) who are authorized to sign the Loan Documents to which Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Borrower and such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

         (b) certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower and Guarantor.

         (c) a compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer and dated as of the Closing Date.

         (d) the Notes, duly completed and executed.

         (e) the Security Instruments, including those described on Exhibit E, duly completed and executed in sufficient number of counterparts for recording, if necessary. In connection with the execution and delivery of the Security Instruments, (i) the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens) on at least 85% of the total value of all of the Oil and Gas Properties evaluated in the Initial Reserve Report and (ii) the Borrower will assign its rights under the Approved Securities Purchase Documents to the Administrative Agent and the Lenders.

         (f) an opinion of (i) Haynes & Boone, L.L.P., special Texas counsel to the Borrower, substantially in the form of Exhibit D-1 hereto, and (ii) local counsel in each of the following states: [Louisiana, New Mexico, Oklahoma, California and Kansas], substantially in the form of Exhibit D-2.

         (g) a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.19.

         (h) title information as the Administrative Agent may require from attorneys satisfactory to the Administrative Agent setting forth the status of title to at least 85% of the value of the Oil and Gas Properties included in the Initial Reserve Report(1).

         (i) the Administrative Agent's reasonable satisfaction with the environmental condition of the Oil and Gas Properties of the Borrower and its Subsidiaries.

         (j) (i) a certificate of an authorized officer of the Borrower certifying that: (A) BPC is concurrently consummating the Acquisition in accordance with the terms of the Acquisition Documents (which all of the conditions precedent for closing being satisfied) and acquiring substantially all of the Oil and Gas Properties contained in each of the three packages contemplated by the Acquisition Documents and the final purchase price for each such package after giving effect to all adjustments as of Closing Date contemplated by the Acquisition Documents and specifying, by category, the amount of such adjustment, (B) attached thereto is a true and complete list of the Oil and Gas Properties which


----------
(1) What is the status of the rollup? What about the existing liens to EnCap for which BOA required subordination?

have been excluded from the Acquisition pursuant to the terms of the Acquisition Documents, specifying with respect thereto the basis of exclusion as (1) title defect, (2) preferential purchase right or (3) environmental, (C) attached thereto is a true and complete list of all Oil and Gas Properties which any seller has made a "title indemnity payment" (as defined in the Acquisition Documents) and the amount of such payment, and (D) attached thereto is a true and complete list of all Oil and Gas Properties which have title defects that BPC has asserted or which have "interest additions" that any seller has asserted, but which are being contested either as to amount or existence; (ii) a true and complete executed copy of each of the Acquisition Documents, each such agreement being in form and substance reasonably satisfactory to the Administrative Agent, (iii) original counterparts of the assignments for all of the Acquisition Properties, in sufficient number for recordation, and (iv) such other related documents and information as the Administrative Agent shall have reasonably requested. The Borrower recognizes and agrees that the Borrowing Base may be adjusted downward to reflect the exclusion of Oil and Gas Properties from the Acquisition Properties or the payment of indemnities under the Acquisition Documents.

         (k) a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals of third parties and Governmental Authorities and all permits necessary to consummate the Acquisition.

         (l) evidence that the Borrower has obtained one or more plugging and abandonment surety bonds issued by sureties and in amounts reasonably satisfactory to the Administrative Agent, and that such bonds have been paid in full for a period of not less than ____ months.

         (m) receipt from the holders of [a majority of] the Borrower's existing $50,000,000 Cumulative Redeemable Preferred Stock, Series B of a consent to each of the transactions contemplated hereby, including the issuance of the Term Loans and the Approved Securities and the amendment to the Borrower's Articles of Incorporation.

         (n) evidence that the obligations of the Borrower and its Subsidiaries under the Existing Credit Facility have been paid in full, that the commitments to lend thereunder have been terminated and that all Liens securing the Existing Credit Facility have been released or terminated.

         (o) the terms and conditions of the Approved Security Purchase Documents and the Approved Securities shall be in form and substance satisfactory to the Lenders and the Administrative Agent, and after completion of reasonable due diligence, including review of various corporate documents and financial information of the Equity Investors, the Administrative Agent and Lenders shall be reasonably satisfied that Equity Investors meet the following criteria:

         (i) possess sufficient credit-worthiness to purchase the Approved Securities and perform the Equity Undertakings;

         (ii) possess sufficient authority to enter into the Approved Securities Purchase Documents and perform the Equity Undertakings and consummate the transactions contemplated thereby and hereby; and

         (iii) possess identifiable sources of funding to consummate the transactions contemplated by the Equity Undertakings and this Agreement.

         (p) the Approved Securities Purchase Documents shall contain representations, warranties and covenants from each Equity Investor, in form and substance satisfactory to the Administrative Agent, certifying as to the criteria listed in Section 6.01(o) and such other representations, warranties and covenants as may be reasonably requested by the Administrative Agent.

         (q) on or prior to the Closing Date, the Borrower shall have delivered evidence that it (i) has obtained all necessary board of director and shareholder authorizations to issue the Approved Securities; (ii) has filed with the Texas Secretary of State the Certificate of Designation for the Approved Securities in substantially the form of Exhibit H hereto and made all other filings with the Texas Secretary of State reasonably necessary to issue the Approved Securities; (iii) has reserved the appropriate number of Approved Securities for issuance upon conversion in accordance with the Approved Securities Purchase Documents; (iv) had adopted by its Board of Directors and approved by its shareholders any changes to its certificate of incorporation and by-laws necessary to reflect the issuance of the Approved Securities, and (v) has all other necessary approvals required by applicable law (other than those specified in Section 8.12) associated therewith.

         (r) on or prior to the Closing Date, the Equity Investors shall have executed the Approved Securities Purchase Documents providing that the Equity Investors (in accordance with each Equity Investor's respective Equity Undertaking) will, upon not less than three (3) Business Day's prior notice acquire the Approved Securities for cash or convert their Tranche B Term Loan Note as set forth in Section 3.01(b).

         (s) the Escrow Agreement, in form and substance satisfactory to the Administrative Agent, shall have been executed by the parties thereto.

         (t) a consent and agreement from each Equity Investor, in form and substance satisfactory to the Administrative Agent, acknowledging and consenting to the assignment of the Approved Securities Purchase Documents to the Administrative Agent and Lenders.

         (u) appropriate UCC search certificates reflecting no prior liens or security interests encumbering the Mortgaged Properties for each of the following jurisdictions: Texas, Louisiana, New Mexico, Oklahoma, California, Kansas and Mississippi.

         (v) [the El Paso Comfort Letter regarding the performance of Encap.]

         (w) such other documents as the Administrative Agent or any Lender or special counsel to the Administrative Agent may reasonably request.

         Section 6.02 Initial and Subsequent Loans and Letters of Credit. The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder (including the Initial Funding) and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower is subject to the further conditions precedent that, as of the date of such Loans or such issuance, renewal, extension or reissuance and after giving effect thereto: (a) no Default shall have occurred and be continuing; (b) no Material Adverse Effect shall have occurred; (c) the representations and warranties made by the Borrower and the Guarantors in Article VII and in the Security Instruments shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date; and (d) the making such Loan or extension of credit would not conflict with, or cause any Lender to, exceed any applicable Governmental Requirements. Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).

                                   ARTICLE VII
                         Representations and Warranties

         The Borrower represents and warrants to the Administrative Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.02):

         Section 7.01 Existence. The Borrower and each Subsidiary: (i) is duly organized or formed, legally existing and in good standing, if applicable, under the laws of the jurisdiction of its formation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to have a Material Adverse Effect.

         Section 7.02 Financial Condition. The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 1998 and the related consolidated statement of income, stockholders' equity and cash flow of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of _________________ heretofore furnished to each of the Lenders and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at September 30, 1999 and their related consolidated statements of income, stockholders' equity and cash flow of the Borrower and its Consolidated Subsidiaries for the nine-month period ended on such date heretofore furnished to the Administrative Agent, are complete and correct and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the nine-period on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). Neither the Borrower nor any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in Schedule 7.02. Since the date of the Financial Statements, (a) neither the business nor the Properties of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy, (b) there has been no material adverse change in or affecting the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole (exclusive of changes resulting solely from changes in the price of oil), and (c) the business of the Borrower and its Subsidiaries has been conducted only in the ordinary course consistent with past business practices.

         Section 7.03 Litigation. Except as disclosed to the Lenders in
Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary which involves the possibility of any judgment or liability against the Borrower or any Subsidiary (a) not fully covered by insurance (except for normal deductibles) and which alleges a liability in excess of $500,000 or more, (b) impair the consummation of the Acquisition on the time and in the manner contemplated by the Acquisition Documents and the conveyance to BPC of the Acquisition Properties or (c) impair the issuance and sale of the Approved Securities as contemplated by the Approved Securities Purchase Documents.

         Section 7.04 No Breach. Neither the execution and delivery of the Loan Documents, the Acquisition Documents, the Approved Securities nor Approved Securities Purchase Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Borrower or any Subsidiary, or any Governmental Requirement or any agreement or instrument to which the Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any

Lien upon any of the revenues or assets of the Borrower or any Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

         Section 7.05 Authority. The Borrower and each Subsidiary have all necessary power and authority to execute, deliver and perform its obligations under the Loan Documents, the Acquisition Documents and the Approved Securities Purchase Documents to which it is a party, including, without limitation, approval of the Board of Directors and shareholders of the Borrower to issue the Approved Securities as contemplated hereby and by the Approved Securities Purchase Documents. The Board of Directors of the Borrower has reserved the appropriate number of shares of common and preferred stock to ensure the Borrower's ability to comply with its obligations under the Approved Securities Purchase Documents. The execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents, the Acquisition Documents, the Approved Securities and the Approved Security Purchase Documents to which it is a party have been duly authorized by all necessary action on its part and the Loan Documents, the Acquisition Documents, the Approved Securities, and the Approved Security Purchase Documents constitute the legal, valid and binding obligations of the Borrower and each Subsidiary party thereto, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

         Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower or any Subsidiary of the Loan Documents, the Acquisition Documents, the Approved Securities or the Approved Securities Purchase Documents or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement and filings with the exchange on which shares of its common stock are traded and the SEC associated with the issuance and sale of the Approved Securities.

         Section 7.07 Use of Loans. The proceeds of the Loans shall be used to provide working capital for exploration and production operations, and to provide funding in connection with the Acquisition and for general corporate purposes. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

         Section 7.08 ERISA.

         (a) The Borrower, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

         (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

         (c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

         (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

         (e) Full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

         (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

         (g) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

         (h) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

         (i) None of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

         Section 7.09 Taxes. Except as set out in Schedule 7.09, each of the Borrower and the Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and the Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

         Section 7.10 Titles, etc.

         (a) Except as set out in Schedule 7.10, each of the Borrower and the Subsidiaries has good and marketable title to its material (individually or in the aggregate) Properties, free and clear of all Liens except Liens permitted by
Section 9.03. Except as set forth in Schedule 7.10, after giving full effect to the Excepted Liens, the Borrower owns the net interests in production attributable to the Hydrocarbon Interests reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report.

         (b) All leases and agreements necessary for the conduct of the business of the Borrower and the Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower and the Subsidiaries.

         (c) The rights, Properties and other assets presently owned, leased or licensed by the Borrower and the Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

         (d) All of the assets and Properties of the Borrower and the Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

         Section 7.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Administrative Agent and the Lenders (or any of them) by the Borrower or any Subsidiary or any of their Affiliates in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and the Subsidiaries taken as a whole. There is no fact peculiar to the Borrower or any Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a

Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Administrative Agent by or on behalf of the Borrower or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby. To the best knowledge of Borrower, there are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Reserve Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

         Section 7.12 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.13 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 7.14 Subsidiaries. Except as set forth on Schedule 7.14, the Borrower has no Subsidiaries.

         Section 7.15 Location of Business and Offices. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on Schedule 7.14.

         Section 7.16 Defaults. Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default could reasonably be expected to have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

         Section 7.17 Environmental Matters. Except (i) as provided in Schedule
7.17 or (ii) as could not be reasonably expected to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):

         (a) neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

         (b) without limitation of Section 7.17(a), no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

         (c) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

         (d) all hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

         (e) the Borrower has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

         (f) to the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

         (g) neither the Borrower nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

         Section 7.18 Compliance with the Law. Neither the Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).

         Section 7.19 Insurance. Schedule 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Borrower and each Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Subsidiary; will remain in full force and effect through the respective dates set forth in Schedule 7.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 7.19 identifies all material risks, if any, which the Borrower and the Subsidiaries and their respective Board of Directors or officers have designated as being self insured. Neither the Borrower nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years. The Agents and the Lenders have been named as additional insureds in respect of such liability insurance policies.

         Section 7.20 Hedging Agreements. Schedule 7.20 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

         Section 7.21 Restriction on Liens. Neither the Borrower nor any of the Subsidiaries is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets of Properties.

         Section 7.22 Material Agreements. Set forth on Schedule 7.22 hereto is a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing Date (other than Hedging Agreements) providing for, evidencing, securing or otherwise relating to any Debt of the Borrower or any of the Subsidiaries, and all obligations of the Borrower or any of the Subsidiaries to issuers of surety or appeal bonds issued for account of the Borrower or any such Subsidiary, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the property subject to any Lien securing such Debt or lease obligation. Also set forth on Schedule 7.22 hereto is a complete and correct list of all material agreements and other instruments of the Borrower and the Subsidiaries relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons, but in any event, any such agreement or other instrument that will account for more than ___% of the sales of the Borrower and the Subsidiaries during the Borrower's current fiscal year.

         Section 7.23 Gas Imbalances. As of the Closing Date, except as set forth on Schedule 7.23 or on the most recent certificate delivered pursuant to
Section 8.07(c), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Borrower's Oil and Gas Properties which would require the Borrower to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding ________ cubic feet of gas in the aggregate.

         Section 7.24 Acquisition and Approved Securities.

         (a) The copies of the Acquisition Documents previously delivered by the Borrower to the Lender are complete and accurate copies thereof and have not been amended or modified in any manner. No party to an Acquisition Document is in default thereunder. Immediately after the Acquisition, BPC shall own all of the Acquisition Properties evaluated by the Initial Reserve Report, and the representations in Sections 7.10 and 7.17 shall be true and correct as to the Acquisition Properties.

         (b) The copies of the Approved Securities Purchase Documents previously delivered by the Borrower to the Lender are complete and accurate copies thereof and have not been amended or modified in any manner. No party to such Approved Securities Purchase Document is in default thereunder.

         Section 7.25 Marketing of Production. Except for contracts listed on
Schedule 7.25 (with respect to all of which contracts the Borrower represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property's delivery capacity), there exist no material agreements for the sale of production from the Borrower's or its Subsidiaries' Hydrocarbons (including without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than (a) agreements or arrangements pertaining to the sale of production at a price equal to or greater than a price that is the market price from time to time existing in the areas where the Oil and Gas Properties subject to such agreement or arrangement are located, and (b) agreements or arrangements that are cancelable on 90 days notice or less without penalty or detriment.

         Section 7.26 Material Personal Property. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of its Subsidiaries, in a manner consistent with the Borrower's or its Subsidiaries' past practices.

         Section 7.27 Intellectual Property. The Borrower and its Subsidiaries either own or have valid licenses or other rights to use all patents, copyrights, trademarks, software, databases, geological data, geophysical data, engineering data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect. There are no limitations contained in the agreements of the type described in the immediately preceding sentence which, upon consummation of the transactions contemplated by this Agreement, will alter or impair any such rights, breach any such agreement with any third party vendor, or require payments of additional sums thereunder, except any such limitations that could not reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries are in compliance in all material respects with such licenses and agreements and there are no pending or, to the best knowledge of the Borrower, threatened proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of the Borrower or any Subsidiaries to use, copy, modify or distribute the same.

                                  ARTICLE VIII
                             Affirmative Covenants

         The Borrower covenants and agrees that, so long as any of the Aggregate Commitments are in effect and until payment in full of all Indebtedness hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

         Section 8.01 Reporting Requirements. The Borrower shall deliver, or shall cause to be delivered, to the Administrative Agent with sufficient copies of each for the Lenders:

         (a) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, the audited consolidated and unaudited consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Administrative Agent which opinion shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

         (b) Quarterly Financial Statements. As soon as available and in any event within forty five (45) days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated and consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

         (c) Notice of Default, Etc. Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

         (d) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and the Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the Board of Directors of the Borrower or any Subsidiary of the Borrower, to such letter or report.

         (e) SEC Filings, Etc. Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

         (f) Notices Under Preferred Stock Designations; Other Material Instruments. Promptly after the furnishing thereof, copies of any statement, report or notice furnished to or any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01. In the event that after the Closing Date: (i) BPC is required to purchase any of the Acquisition Properties which had been excluded from the Properties purchased by BPC on the Closing Date in accordance with the terms of the Acquisition Documents, (ii) BPC is required to honor any preferential purchase right in respect of any Acquisition Property which had not been waived, (iii) any matter being disputed in accordance with the terms of the Acquisition Documents is resolved, or (iv) BPC and the sellers calculate and agree upon the "final recap" or "final transition statement" as contemplated by the Acquisition Documents, then, in each such case, the Borrower shall promptly give the Administrative Agent notice in reasonable detail of such circumstances. Following completion of the mechanical integrity testing contemplated by the Acquisition Documents, the Borrower will furnish a listing of each well being abandoned and an assessment of how such action affects the value assigned such well in the Initial Reserve Report.

         (g) Hedging Agreements. As soon as available and in any event within ten (10) Business Days after the last day of each calendar quarter, a report, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such calendar quarter, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

         (h) Compliance Certificates. The Borrower will furnish to the Administrative Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C hereto executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with
Section 9.01 as of the end of the respective fiscal quarter or fiscal year.

         (i) Other Matters. From time to time, such other information regarding the business, affairs or financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

     Section 8.02 Litigation. The Borrower shall promptly give to the Administrative Agent notice of all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower or any Subsidiary, except proceedings which, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.

     Section 8.03 Maintenance, Etc.

     (a) The Borrower shall and shall cause each Subsidiary to: (i) preserve and maintain its existence and all of its material rights, privileges and franchises and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification; (ii) keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; (iii) comply with all Governmental Requirements if failure to comply with such requirements could reasonably be expected to have a Material Adverse Effect; (iv) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; (v) upon reasonable notice, permit representatives of the Administrative Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be); and (vi) keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available. If requested by the Administrative Agent, the loss payable clauses or provisions in said insurance policy or policies shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear.

     (b) Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Administrative Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Administrative Agent and, if requested, will furnish the Administrative Agent and the Lenders copies of the applicable policies.

     (c) The Borrower will and will cause each Subsidiary to operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements, including applicable pro ration and Environmental Laws and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom.

     (d) The Borrower, at its own expense, will and will cause each Subsidiary to do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be fully preserved and maintained, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower will and will cause each Subsidiary to promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, (iii) will and will cause each Subsidiary to do all other things necessary to keep unimpaired, except for Liens described in Section 9.03, its rights with respect to its Oil and Gas Properties and other material Properties and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for dispositions permitted by Section 9.13. The Borrower will and will cause each Subsidiary to operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements. The

Borrower shall, and shall cause its Subsidiaries to, do or cause to be done such development work as may be reasonably necessary to the prudent and economical operation of its Oil and Gas Properties in accordance with the most approved practices of operators in the industry, including all to be done that may be appropriate to protect from diminution the productive capacity of its Oil and Gas Properties and each producing well thereon including, without limitation, cleaning out and reconditioning each well from time to time, plugging and completing at a different level each such well, drilling a substitute well to conform to changed spacing regulations and to protect its Oil and Gas Properties against drainage whenever and as often as is necessary.

     Section 8.04 Environmental Matters.

     (a) The Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following could not reasonably be expected to have a Material Adverse Effect: (i) all Property of the Borrower and the Subsidiaries and the operations conducted thereon and other activities of the Borrower and the Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

     (b) The Borrower will promptly notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

     (c) The Borrower will and will cause each Subsidiary to provide environmental audits and tests in accordance with American Society for Testing and Materials standards as reasonably requested by the Administrative Agent and the Lenders (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority) in connection with any future acquisitions of Oil and Gas Properties or other material Properties.

     Section 8.05 Further Assurances. The Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. The Borrower at its expense will and will cause each Subsidiary to promptly execute and deliver to the Administrative Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

     Section 8.06 Performance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof, and the Borrower will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Security Instruments and this Agreement, at the time or times and in the manner specified.

     Section 8.07 Reserve Reports.

     (a) On or before February 15 and August 15 of each year, commencing August 15, 2000, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report. The Reserve Report as of January 1 of each year shall be prepared by T. J. Smith & Company, Inc. or such other nationally recognized consulting engineer mutually acceptable to the Borrower and the Administrative Agent, and the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately proceeding January 1 Reserve Report.

     (b) In the event of an unscheduled redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report. For any unscheduled redetermination requested by the Required Lenders or the Borrower pursuant to Section 2.08(e), the Borrower shall provide such Reserve Report with an "as of" date as required by the Required Lenders as soon as possible, but in any event no later than 30 days following the receipt of such request.

     (c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower owns good and marketable title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of its Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Majority Lenders, (v) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and a list showing any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change, (vi) attached to the certificate is a list of all Persons disbursing proceeds to the Borrower from its Oil and Gas Properties and (vii) except as set forth on a schedule attached to the certificate all of the Oil and Gas Properties evaluated by such Reserve Report are Mortgaged Property.

     (d) As soon as available and in any event within 30 days after the end of each month, the Borrower shall provide production reports and general and administrative cost summaries by lease for its Oil and Gas Properties, which reports shall include quantities or volume of production, revenue, realized product prices, operating expenses, taxes, capital expenditures and lease operating costs which have accrued to the Borrower's accounts in such period, and such other information with respect thereto as the Administrative Agent may require.

     Section 8.08 Title Information.

     (a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.07(a), the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 85% of the value of the Oil and Gas Properties evaluated by such Reserve Report.

     (b) The Borrower shall cure any title defects or exceptions which are not Excepted Liens raised by such information, or substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens covering Mortgaged Properties of an equivalent value, within 60 days after a request by the Administrative Agent or the Lenders to cure such defects or exceptions.

     (c) If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information covering 85% of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default or an Event of Default, but instead the Administrative Agent and the Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Lenders are not satisfied with title to any Mortgaged Property after the time period in Section 8.08(b) has elapsed, such unacceptable Mortgaged Property shall not count towards the 85% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by all of the Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 85% of the value of the Oil and Gas Properties. This new Borrowing Base shall become effective immediately after receipt of such notice.

     Section 8.09 Additional Collateral.

     (a) If, during any 12-month period, the Borrower or any of its Subsidiaries shall acquire any additional Oil and Gas Properties or engage in successful drilling activities which result in the recharacterization of acreage or reservoirs as "proved reserves" (as defined in the Definitions for Oil and Gas reserves promulgated by the Society of Petroleum Engineers), which in any such case, individually or in the aggregate have a net present value in excess of $1,000,000, the Borrower will, or will cause such Subsidiary to, grant to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens) on the Borrower's or such Subsidiary's interest in any Oil and Gas Properties not already subject to a Lien of the Security Instruments, which Lien will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Administrative Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

     (b) In connection with each scheduled redetermination of the Borrowing Base and at any other time reasonably requested in writing by the Administrative Agent, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties to ascertain whether the Mortgaged Properties represent at least 85% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 85% of such total value, then the Borrower shall, and shall cause its Subsidiaries to, grant to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that affecting giving effect thereto, the Mortgaged Properties will represent at least 85% of such value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Administrative Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

     (c) Concurrently with the granting of the Lien or other action referred to in Section 8.07(a) or (b) above, the Borrower will, or will cause such Subsidiary to, provide to the Administrative Agent title information in form and substance satisfactory to the Administrative Agent in its sole discretion with respect to the Borrower's or such Subsidiary's interests in such Oil and Gas Properties.

     Section 8.10 ERISA Information and Compliance. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

     Section 8.11 Hedging Agreements. The Borrower shall, within 15 days following the Closing Date, have purchased one or more commodity price floors or collars with (a) with one or more counterparties whose long term senior debt rating is A/A2 or higher, (b) a floor strike price of not less than $21 per barrel, (c) have aggregate notional volumes of not less than 75% of the projected production from proved, developing, producing Oil and Gas Properties [as evidenced by the Initial Reserve Report] for each year during the period commencing with the date of purchase to December 31, 2001. The Borrower shall furnish the Administrative Agent with copies of any transaction statements relating to such purchases and shall neither sell, assign or terminate any such Hedging Agreements nor sell any Hedging Agreements which would have the effect of canceling its positions under such Hedging Agreements required hereby.

     Section 8.12 Approved Securities. Within [60] days after the Closing Date, the Borrower will make the appropriate filings with the any exchange on which shares of its common stock are listed and trading and the SEC so as to be able to perform its obligations under the Approved Securities Purchase Documents, cause each such filing to become effective, and maintain its effectiveness for so long as necessary to ensure its ability to satisfy its obligations hereunder and the Approved Securities Purchase Documents.

                                   ARTICLE IX
                               NEGATIVE COVENANTS

     The Borrower covenants and agrees that, so long as any of the Aggregate Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Majority Lenders:

     Section 9.01 Financial Covenants.

     (a) Interest Coverage Ratio. The Borrower will not, as of the last day of any fiscal quarter, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period be less than [2.5] to 1.0.

     (b) Ratio of Total Debt to EBITDAX. The Borrower will not, as of any date of determination, permit its ratio of Total Debt as of such date of determination to EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available to be greater than [3.5] to 1.0.

     (c) Current Ratio. The Borrower will not permit at any time its ratio of
(i) consolidated current assets to (ii) consolidated current liabilities (excluding current maturities of the Notes) to be less than 1.0 to 1.0.

     Section 9.02 Debt. Neither the Borrower nor any Subsidiary will incur, create, assume or suffer to exist any Debt, except:

     (a) the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents;

     (b) Debt of the Borrower existing on the Closing Date that is reflected in the Financial Statements or is disclosed in Schedule 9.02, and any renewals or extensions (but not increases) thereof;

     (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than ninety (90) days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

     (d) Debt under Capital Leases (as required to be reported on the financial statements of the Borrower pursuant to GAAP) not to exceed $_________________;

     (e) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties;

     (f) Debt in connection with (i) the $50,000,000 Cumulative Preferred Stock, Series B and (ii) the Approved Securities, including in each case any increases in the amount thereof as the result of the accrual of unpaid dividends;

     (g) intercompany Debt between the Borrower and any Subsidiary; provided that such Debt is subordinated to the Indebtedness on terms reasonably satisfactory to the Administrative Agent; and

     (h) Other Debt not to exceed $________ in the aggregate at any one time outstanding.

     Section 9.03 Liens. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

     (a) Liens securing the payment of any Indebtedness;

     (b) Excepted Liens;

     (c) Liens securing leases allowed under Section 9.02(d) but only on the Property under lease;

     (d) Liens disclosed on Schedule 9.03; and

     (e) Liens on cash or securities having an aggregate value of not in excess of $_________ securing Hedging Agreements permitted by Section 9.20.

     Section 9.04 Dividends, Distributions and Redemptions; Repayment of Term Loans.

     (a) Dividends, etc. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its common or preferred stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders, provided that (i) the Borrower may declare and pay dividends in either shares of its common or preferred stock, and (ii) the after the repayment in full of all Term Loans and all accrued interest thereon, cash dividends on the Borrower's $50,000,000 Cumulative Redeemable Preferred Stock,

Series B and the Borrower's $45,000,000 12% Redeemable Preferred Stock, Series C may be paid if (A) pro forma Borrowing Base Utilization Percentage is less than or equal to 80% and (b) no Default or Event of Default has occurred and is continuing.

     (b) Repayment of Term Loans. The Borrower will not, prior to the Revolving Credit Termination Date, repay or prepay the Term Loans except that the Borrower may: (i) prepay Term Loans on a pro rata basis with the Net Cash Proceeds of an Equity Offering, (ii) prepay the Tranche A Term Loans the with the cash proceeds of the Equity Undertakings, (iii) convert the Tranche B Term Loans into Units,
(iv) prepay the Term Loans with Excess Cash Proceeds and (v) after completion of the September 15, 2000 Borrowing Base redetermination, repay or prepay the Term Loans if (A) no Default or Event of Default has occurred and is continuing and
(B) pro forma Borrowing Base Utilization Percentage is less than or equal to 80%.

     Section 9.05 Investments, Loans and Advances. Neither the Borrower nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

     (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05;

     (b) accounts receivable arising in the ordinary course of business;

     (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

     (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poors Ratings Service or Moody's Investors Service, Inc.;

     (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors Ratings Services or Moody's Investors Service, Inc., respectively;

     (f) deposits in money market funds investing exclusively in investments described in Section 9.05(c), 9.05(d) or 9.05(e);

     (g) investments, loans or advances (i) made by the Borrower in or to the Guarantors or any by any Guarantor in the Borrower or any other Guarantor, and
(ii) made by the Borrower or any Guarantor in any other Subsidiaries in an aggregate amount at any one time outstanding not to exceed $_____________;

     (h) Investments under Hedging Agreements to the extent permitted by Section 9.20;

     (i) investments by the Borrower or any Subsidiary in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto; and

     (j) other investments, loans or advances not to exceed $______________ in the aggregate at any time.

     Section 9.06 Sales and Leasebacks. Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

     Section 9.07 Nature of Business. Neither the Borrower nor any Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

     Section 9.08 Limitation on Leases. Neither the Borrower nor any Subsidiary will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal including Capital Leases but excluding leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and the Subsidiaries pursuant to all such leases or lease agreements, including any residual payments at the end of any lease, to exceed $________________ in any period of twelve consecutive calendar months during the life of such leases.

     Section 9.09 Proceeds of Notes. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.07; provided that in no event shall the proceeds of the Loans be used to redeem, purchase or retire either the Borrower's $50,000,000 Cumulative Redeemable

Preferred Stock, Series B or the Borrower's $45,000,000 12% Cumulative Redeemable Preferred Stock, Series C; and provided further that in no event shall the proceeds of the Revolving Credit Loans be used to repay, prepay, purchase or retire the Term Loans, except to the extent permitted by Section 9.04(b). Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

     Section 9.10 ERISA Compliance. The Borrower will not at any time:

     (a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

     (b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC;

     (c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

     (d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

     (e) Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

     (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

     (g) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

     (h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

     (i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

     (j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

     Section 9.11 Sale or Discount of Receivables. Neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

     Section 9.12 Mergers, Etc. Neither the Borrower nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person; provided that (i) the Borrower may merge or consolidate with any of its Wholly-Owned Subsidiaries so long as the Borrower is the surviving Person, and (ii) any Wholly-Owned Subsidiary of the Borrower may merge or consolidate with any other Wholly-Owned Subsidiary.

     Section 9.13 Sale of Oil and Gas Properties. The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Oil and Gas Property or any interest in any Oil and Gas Property except for (i) the sale of Hydrocarbons in the ordinary course of business; (ii) farmouts of undeveloped acreage and assignments in connection with such farmouts; (iii) the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use; and (iv) sales or other dispositions of Oil and Gas Properties; provided that (A) the aggregate amount of all such sales or other dispositions under this clause (iv) shall not exceed $50,000,000; and
(B) sales or other dispositions during any period between two successive Scheduled Redetermination Dates exceeding $5,000,000, individually or in the aggregate, shall result in an automatic adjustment to the Borrowing Base in an amount equal to the value, if any, assigned such Property or asset in the most recently delivered Reserve Report.

     Section 9.14 Environmental Matters. Neither the Borrower nor any
Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

     Section 9.15 Transactions with Affiliates. Neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     Section 9.16 Subsidiaries. The Borrower shall not, and shall not permit any Subsidiary to, create or acquire any additional Subsidiaries which own assets having a value in excess of $250,000 unless such Subsidiary guarantees the Indebtedness pursuant to the Guaranty Agreement. In connection with such guaranty, the Borrower shall, or shall cause such Subsidiary to, (a) execute and deliver a supplement to the Guaranty Agreement executed by such new Subsidiary,
(b) execute and deliver such supplemental or additional Security Instruments as are necessary to convey a Lien on such Subsidiary's Oil and Gas Properties so as to ensure pro forma compliance with Section 8.09(b) as of the date of creation or acquisition of such Subsidiary, (c) pledge all of the capital stock of such new Subsidiary (including, without limitation, delivery of original stock certificates evidencing the capital stock of such new Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), and (d) execute and deliver such other additional closing documents and certificates as shall reasonably be requested by the Administrative Agent.

     Section 9.17 Negative Pledge Agreements. Neither the Borrower nor any Subsidiary will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

     Section 9.18 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower would require the Borrower to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed _________________________ feet of gas in the aggregate on a net basis for the Borrower.

     Section 9.19 Accounts. Neither the Borrower nor any Subsidiary will maintain checking, savings or deposit accounts with financial institutions other than Chase.

     Section 9.20 Hedging Agreements. The Borrower will not enter into any Hedging Agreements with any Person other than (a) Hedging Agreements required under Section 8.11, (b) Hedging Agreements in respect of commodities (i) with a counterparty whose long term senior debt rating is A/A2 or higher and (ii) the notional volumes for which (when aggregated with other Hedging Agreements then in effect) do not exceed 80% of the projected production from proved, developing, producing Oil and Gas Properties [as evidenced by the most current Reserve Report] for the period during which such Hedging Agreement is in effect and (c) Hedging Agreements in respect of interest rates (i) with a counterparty whose long term senior debt rating is A/A2 or higher and (ii) the notional amounts of which (when aggregated with other Hedging Agreements then in effect) do not exceed ____% of principal amount of the Borrower's floating rate Debt in respect of borrowed money.

     Section 9.21 Organizational Documents; Issuance of Capital Stock. The Borrower will not amend, modify or supplement is articles or certificate of incorporation, including the certificates of designation of the $50,000,000 Cumulative Preferred Stock, Series B or the Approved Securities, or its by-laws in any manner which would adversely affect either the rights of holders of the Approved Securities or the ability of the Escrow Agent to sell the Approved Securities as contemplated by the Approved Securities Purchase Documents. The Borrower will not issue, sell or otherwise dispose of any class or series of capital stock which is either (a) be senior in right of payment or liquidation to the Approved Securities or (b) have a scheduled maturity or redemption on or before June _, 2003.

     Section 9.22 Acquisition Documents. The Borrower will not, and will not permit any of its Subsidiaries to, amend, modify or supplement any of the Acquisition Documents. [Enforcement]

                                    ARTICLE X
                          EVENTS OF DEFAULT; REMEDIES

     Section 10.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

     (a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Security Instrument and such default, other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of three (3) Business Days;

     (b) (i) the Borrower or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $500,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity or (ii) a default or early termination event shall occur and be continuing under any Hedging Agreement between the Borrower or any of its Subsidiaries and any Lender;

     (c) any representation, warranty or certification made or deemed made herein or in any Security Instrument by the Borrower or any Subsidiary, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect;

     (d) (i) the Borrower or any Subsidiary shall default in the performance of any of its obligations under this Agreement other than under Article VIII or
(ii) the Borrower or any Subsidiary shall default in the performance of any of its obligations under Article VIII or any Security Instrument (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (A) notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent) or (B) the Borrower or such Subsidiary otherwise becoming aware of such default;

     (e) the Borrower or any Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

     (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any action for the purpose of effecting any of the foregoing;

     (g) a proceeding or case shall be commenced, without the application or consent of the Borrower or any Subsidiary, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person of all or any substantial part of its assets, or (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against such Person shall be entered in an involuntary case under the Federal Bankruptcy Code;

     (h) a judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate less any amount payable because of insurance shall be rendered by a court against the Borrower or any Subsidiary and the same shall not be discharged

(or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal in good faith therefrom and cause the execution thereof to be stayed during such appeal;

     (i) the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any Subsidiary or any of their Affiliates shall so state in writing;

     (j) any Letter of Credit becomes the subject matter of any order, judgment, injunction or any other such determination, or if the Borrower or any other Person shall petition or apply for or obtain any order restricting payment by the Administrative Agent under any Letter of Credit or extending the Lenders' liability under any Letter of Credit beyond the expiration date stated therein or otherwise agreed to by the Administrative Agent; or

     (k) any Person or two or more Persons (other than the Equity Investors or their controlling Persons thereof, in each case on the Closing Date) acting as a group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of [30]% or more of the outstanding shares of voting stock of the Borrower; or individuals who, as of the date hereof, constitute the Board of Directors of the Borrower (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Borrower; provided, however, that any individual becoming a director of the Borrower subsequent to the date hereof whose election, or nomination for election by the Borrower's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Borrower; or, except as permitted in Section 9.12, the Borrower shall cease to directly or indirectly own 100% of each class of stock of each Subsidiary (except directors' qualifying shares); or

     (l) Tim J. Goff shall cease to serve as the Chief Executive Officer of the Company.

     Section 10.02 Remedies.

     (a) In the case of an Event of Default other than one referred to in
Section 10.01 (e), (f) or (g), the Administrative Agent may or, upon request of the Majority Revolving Credit Lenders, shall, by notice to the Borrower, cancel the Revolving Credit Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Revolving Credit Loans, the Term Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

     (b) In the case of the occurrence of an Event of Default referred to in
Section 10.01 (e), (f) or (g), the Revolving Credit Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Revolving Credit Loans, the Term Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

     (c) Notwithstanding the forgoing, but subject to the terms of Section 4.08(c), in the case of an Event of Default other than one referred to in
Section 10.01 (e), (f) or (g),

     (i) the Administrative Agent may or, upon request of the Majority Tranche A Term Loan Lenders, shall, by notice to the Borrower, declare the principal amount then outstanding of, and the accrued interest on, the Tranche A Term Loans and all other amounts payable by the Borrower under the Tranche A Term Loan Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and

     (ii) the Administrative Agent may or, upon request of the Tranche B Term Loan Lender, shall, by notice to the Borrower, declare the principal amount then outstanding of, and the accrued interest on, the Tranche B Term Loans and all other amounts payable by the Borrower under the Tranche B Term Loan Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

     (iii) In the event of an acceleration of either the Tranche A Tem Loan Notes or the Tranche B Term Loan Notes, all Term Notes of the other tranche shall also automatically be accelerated.

     (d) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied in the manner set forth in Section 4.08.

                                   ARTICLE XI
                                   THE AGENTS

     Section 11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes Chase to act as its administrative agent hereunder and under the Security Instruments with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and the Security Instruments, together with such other powers as are reasonably incidental thereto. Each Lender hereby irrevocably appoints BTC to be its syndication agent hereunder. Neither the Administrative Agent, the Syndication Agent nor the Arrangers (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to each of their Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have any duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (ii) makes any representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for herein, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, the Subsidiaries or any other obligor or guarantor;
(iii) except pursuant to Section 11.07, shall be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent. The Administrative Agent is authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.

     Section 11.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent.

     Section 11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Administrative Agent shall give each Lender prompt notice of each such payment Default.

     Section 11.04 Rights as a Lender. With respect to its Commitments and the Loans made by it and its participation in the issuance of Letters of Credit, Chase (and any successor acting as Administrative Agent) and BTC, in each's respective capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each Agent in its individual capacity. Chase and BTC (and any successor acting as an Agent) and their respective Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as an Agent, and Chase and BTC and their respective Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     Section 11.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENTS, THE ARRANGERS AND THE ISSUING BANK RATABLY FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENTS, THE ARRANGERS OR ANY ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF: (I) THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF THEIR AGENCY DUTIES HEREUNDER OR (II) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY LOAN DOCUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENTS, THE ARRANGERS OR THE ISSUING BANK, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON SEEKING SUCH INDEMNIFICATION.

     Section 11.06 Non-Reliance on the Agents, Arrangers and other Lenders.
Each Lender acknowledges and agrees that it has, independently and without reliance on the Agents, the Arrangers or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and its own decision to enter into this Agreement, and that each Lender will, independently and without reliance upon the Agents, the Arrangers or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agents and the Arrangers shall not be required to keep themselves informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Notes, the Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

     Section 11.07 Action by Administrative Agent. Except for action or other matters expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders, the Majority Tranche A Term Loan Lenders, the Majority Revolving Credit Lenders or the Required Lenders, as applicable, (or all of the Lenders as expressly required by Section 12.04) specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders of each Class. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Security Instruments or applicable law.

     Section 11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and any Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint its successor. Upon the acceptance of such appointment hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article XI and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as such Agent.

     Section 11.09 Syndication Agent and Arrangers. Neither the Syndication Agent nor the Arrangers shall any duties, responsibilities or liabilities under this Agreement and the Loan Documents.

                                   ARTICLE XII
                                  MISCELLANEOUS

     Section 12.01 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     Section 12.02 Notices. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Loan Documents or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

     Section 12.03 Payment of Expenses, Indemnities, etc. The Borrower agrees:

     (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable expenses of the Administrative Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Administrative Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Administrative Agent and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and any of the Lenders); and promptly reimburse the Administrative Agent for all amounts expended, advanced or incurred by the Administrative Agent or the Lenders to satisfy any obligation of the Borrower under this Agreement or any Security Instrument, including without limitation, all costs and expenses of foreclosure;

     (b) TO INDEMNIFY THE AGENTS, THE ARRANGERS AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND THE SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY SECURITY INSTRUMENT OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT,
(VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S), (VIII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE

REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE ADMINISTRATIVE AGENT OR A LENDER'S SHAREHOLDERS AGAINST THE ADMINISTRATIVE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

     (c) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY,
(IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 12.03(c) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

     (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

     (e) In the case of any indemnification hereunder, the Administrative Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand, provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

     (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

     (g) The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

     (h) The Borrower shall pay any amounts due under this Section 12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

     Section 12.04 Amendments, Etc. Any provision of this Agreement or any Security Instrument may be amended, modified or waived with the Borrower's and the Majority Lenders' prior written consent; provided that (i) no amendment, modification or waiver which extends the Revolving Credit Termination Date or the then scheduled maturity of the Term Loans, increases the Aggregate Maximum Credit Amounts, modifies the Borrowing Base, forgives the principal amount of any Indebtedness outstanding under this Agreement or any other Loan Document, releases any Guarantor or releases all or substantially all of the collateral, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects Section 2.03(a), Section 9.16, this Section 12.04 or
Section 12.06(a) or modifies the definitions of "Majority Lenders", "Majority Revolving Credit Lenders", "Majority Tranche A Term Loan Lenders" or "Required Lenders" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Maximum Credit Amount or the Term Commitment of any Lender shall be effective without the consent of such Lender; and (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of any Agent shall be effective without the consent of such Agent.

     Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 12.06 Assignments and Participations.

     (a) The Borrower may not assign its rights or obligations hereunder or under the Notes or any Letters of Credit without the prior consent of all of the Lenders and the Administrative Agent.

     (b) Any Lender may, upon the written consent of the Administrative Agent and the Borrower (which consent will not be unreasonably withheld or delayed), assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit F (an "Assignment") provided, however, that (i) any such assignment shall be in the amount of at least $5,000,000 or such lesser amount to which the Borrower has consented, (ii) any such assignment need not be pro rata among the Revolving Credit Commitment and Term Commitment of such assigning Lender, (iii) in no event may the Tranche B Term Loan Lender assign any portion of the Tranche B Term Loan Commitments, the Tranche B Term Loans or the Tranche B Term Loan Notes held by it, and (iv) the assignee or assignor shall pay to the Administrative Agent a processing and recordation fee of $3,500 for each assignment. Any such assignment will become effective upon the execution and delivery to the Administrative Agent of the Assignment and the consent of the Administrative Agent. Promptly after receipt of an executed Assignment, the Administrative Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 12.03 shall not be affected). The Administrative Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new Annex I giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

     (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this Section 12.06(c) to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and

(ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) forgive any principal owing on any Indebtedness or extend the final maturity of the Loans, (y) reduce the interest rate or fees applicable to any of the Revolving Credit Commitments or the Loans (of either Class) or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of the Indebtedness or release all or substantially all of the collateral (except as provided in the Loan Documents) supporting any of the Aggregate Commitments or Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

     (d) The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.15.

     (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge all or any of its Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

     (f) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

     Section 12.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, the Letter of Credit Agreements shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any Security Instrument.

     Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 12.09 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

     Section 12.10 Survival. The obligations of the parties under Section 4.06,
Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Aggregate Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

     Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     Section 12.12 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR

SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 12.13 GOVERNING LAW; SUBMISSION TO JURISDICTION.

     (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE ADMINISTRATIVE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

     (c) THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS SPECIFIED ON ITS SIGNATURE PAGE OF THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

     (d) THE BORROWER AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

     Section 12.14 Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall